SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549

                     __________________________________


                                FORM 8-K

                             CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

                     __________________________________


                           January 18, 1995
            Date of Report (Date of earliest event reported)


                           TANDY CORPORATION
           (Exact name of registrant as specified in charter)


       Delaware               1-5571               75-1047710
    (State or other         (Commission          (IRS Employer
    jurisdiction of         File Number)      Identification No.)
    incorporation)


    1800 Tandy Center, Fort Worth, Texas                76102
    (Address of principal executive offices)           (Zip Code)



    Registrant's telephone number, including area code
        (817) 390-3700

                      Index to Exhibits is on Page 4.

    Item 2.     Acquisition or Disposition of Assets

    On January 18, 1995 Tandy Credit Corporation ("Tandy Credit"), a wholly owned subsidiary of Tandy Corporation (the "Corporation"), entered into an agreement to sell its Radio Shack and Tandy Name Brand Retail Group (McDuff, VideoConcepts and The Edge in Electronics) private label credit card portfolios to Hurley State Bank, a subsidiary of SPS Transaction Services, Inc., a majority-owned subsidiary of Dean Witter, Discover & Co., subject to regulatory approval and rating agency consent. Tandy Credit anticipates receiving, upon closing, approximately $293 million in cash as well as an $83 million deferred payment amount. The Corporation will not recognize any material gain or loss on the transaction.

    The dollar amounts indicated are approximate and subject to final adjustments. The sale of the Tandy Name Brand and Radio Shack private label credit card portfolios will be recorded in 1995, subject to regulatory approval and rating agency consent.

    Pro forma financial information is presented under Item 7(b) below. The unaudited pro forma consolidated statements of income reflect the historical accounts of the Corporation adjusted to give pro forma effect to the sale of the credit card portfolios as if the transaction had occurred at the beginning of 1993. The unaudited pro forma consolidated balance sheet reflects the historical accounts of the Corporation on September 30, 1994 adjusted to give effect to the sale of the portfolios as if the sale had occurred on September 30, 1994. The pro forma financial information provided also includes the results of the Tandy Credit transaction reported in the Corporation's Form 8-K, Item 5 disclosure dated December 30, 1994 and filed on January 6, 1995.

    The pro forma financial information presented is not necessarily indicative of the results of operations that would have occurred had the sale been effective at the beginning of each respective period nor is it necessarily indicative of the results of operations which can be expected for any subsequent period. The pro forma adjustments are based upon available information and certain assumptions that the Corporation believes are reasonable under the circumstances. The pro forma financial information should be read in conjunction with the consolidated financial statements and the notes thereto included in the Corporation's December 31, 1993 Annual Report on Form 10-K.

    Item 7. Financial Statements and Exhibits

    Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this Report:

      (a)  None

      (b)  Pro Forma Financial Information

           1 Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1994 and the year ended December 31, 1993

           2 Pro Forma consolidated balance sheet of the Corporation as of September 30, 1994

           3   Notes to Pro Forma Financial Statements

      (c)  Exhibits

           1   Acquisition Agreement dated January 18,  1995
               without exhibits

                            SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 2nd day of February, 1995.



                         TANDY CORPORATION
                             (Registrant)



    Date February 2, 1995        By: /S/ DWAIN H. HUGHES
                                     -------------------
                                     Dwain H. Hughes
                                     Senior Vice President
                                     and Chief Financial Officer

                          INDEX TO EXHIBITS
                                                       Sequential
                                                          Page
    Exhibit    Description of Exhibit                    Number

    (a)        None

    (b)        Pro Forma Financial Information

    (b) 1      Pro Forma Consolidated Statements of
                  Income for the nine months ended
                  September 30, 1994 and the year
                  ended December 31, 1993                  5

    (b) 2      Pro Forma consolidated balance sheet of
                  the Corporation as of September 30,
                  1994                                     7

    (b) 3      Notes to Pro Forma Financial Statements     8

    (c)        Exhibits

    (c) 1      Acquisition Agreement dated January 18,
                 1995 without exhibits                     9

    PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the nine months ended September 30, 1994
    Tandy Corporation and Subsidiaries
    (Unaudited)
    <CAPTIONS>

    (In thousands,                         Historical
    except per share amounts)              As Reported    Adjustments       Pro Forma
    ------------------------------------------------------------------------------------
    Net sales and operating revenues       $ 3,120,567     $        --       $ 3,120,567
    Cost of products sold                    1,858,383              --         1,858,383
                                           -----------     -----------       -----------
    Gross profit                             1,262,184              --         1,262,184
                                           -----------     -----------       -----------

    Expenses:
      Selling, general and administrative    1,043,548         (24,322)(A)     1,019,226
      Depreciation and amortization             62,269             (66)(A)        62,203
                                           -----------     -----------       -----------
      Net operating income                     156,367          24,388           180,755

    Interest income                             61,967         (35,262)(B)        26,705
    Interest expense                           (20,599)          3,565 (C)       (17,034)
                                           -----------     -----------       -----------
    Net interest income                         41,368         (31,697)            9,671
                                           -----------     -----------       -----------

    Income before income taxes,
      discontinued operations and
      cumulative effect of change
      in accounting principle                  197,735          (7,309)          190,426
    Provision for income taxes                 (75,334)          2,785 (D)       (72,549)
                                           -----------     -----------       -----------
    Income from continuing operations          122,401          (4,524)          117,877

    Preferred dividends                          5,120              --             5,120
                                           -----------     -----------       -----------
    Income from continuing operations
      available to common shareholders     $   117,281     $    (4,524)      $   112,757
                                           ===========     ===========       ===========

    Income from continuing operations
      available per average common and
      common equivalent share              $      1.51                       $      1.45
                                           ===========                       ===========
    Average common and common
      equivalent shares outstanding             77,550                            77,550
                                           ===========                       ===========

    See Notes to Pro Forma Consolidated Financial Statements.

    PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
    For the year ended December 31, 1993
    Tandy Corporation and Subsidiaries
    (Unaudited)

    <CAPTIONS>
    (In thousands,                          Historical
    except per share amounts)               As Reported    Adjustments        Pro Forma
    ------------------------------------------------------------------------------------

    Net sales and operating revenues       $ 4,102,551     $        --       $ 4,102,551
    Cost of products sold                    2,382,607              --         2,382,607
                                           -----------     -----------       -----------
    Gross profit                             1,719,944              --         1,719,944

    Expenses:
      Selling, general and administrative    1,354,676         (43,038)(A)     1,311,638
      Depreciation and amortization             79,944             (67)(A)        79,877
                                           -----------     -----------       -----------
      Net operating income                     285,324          43,105           328,429

    Interest income                             65,538         (61,348)(B)         4,190
    Interest expense                           (39,707)          5,906 (C)       (33,801)
                                           -----------     -----------       -----------
    Net interest income                         25,831         (55,442)          (29,611)
                                           -----------     -----------       -----------
    Income before income taxes,
      discontinued operations and
      cumulative effect of change
      in accounting principle                  311,155         (12,337)          298,818
    Provision for income taxes                (115,523)          4,610 (D)      (110,913)
                                           -----------     -----------       -----------
    Income from continuing operations          195,632          (7,727)          187,905

    Preferred dividends                          7,135              --             7,135
                                           -----------     -----------       -----------
    Income from continuing operations
      available to common shareholders     $   188,497     $    (7,727)      $   180,770
                                           ===========     ===========       ===========

    Income from continuing operations
      available per average common and
      common equivalent share              $      2.48                       $      2.37
                                           ===========                       ===========
    Average common and common
      equivalent shares outstanding             76,184                            76,184
                                           ===========                       ===========

    See Notes to Pro Forma Consolidated Financial Statements.

    PRO FORMA CONSOLIDATED BALANCE SHEET
    At September 30, 1994
    Tandy Corporation and Subsidiaries
    (Unaudited)

    <CAPTIONS>
                                              Historical
    (In thousands)                            As Reported   Adjustments       Pro Forma
    ------------------------------------------------------------------------------------
    Assets
    Current assets:
      Cash and short-term investments         $  221,024    $  256,064 (E)    $  477,088
      Accounts and notes receivable, less
        allowance for doubtful accounts          557,411      (297,534)(F)       259,877
      Inventories, at lower of cost or market  1,401,904            --         1,401,904
      Other current assets                       125,125          (112)(F)       125,013
                                              ----------    ----------        ----------
        Total current assets                   2,305,464       (41,582)        2,263,882

    Property, plant and equipment, at cost,
      less accumulated depreciation              480,446          (352)(F)       480,094
    Other assets, net of accumulated
      amortization                               193,683       (13,735)(F)       179,948
                                              ----------    ----------        ----------
                                              $2,979,593    $  (55,669)       $2,923,924
                                              ==========    ==========        ==========

    Liabilities and Stockholders' Equity
    Current liabilities:
      Notes payable                           $   97,344    $  (42,000)(G)    $   55,344
      Current portion of TESOP guarantee           9,800            --             9,800
      Accounts payable                           385,849            --           385,849
      Income taxes payable                        38,245            --            38,245
      Other current liabilities                  312,359            --           312,359
                                              ----------    ----------        ----------
        Total current liabilities                843,597       (42,000)          801,597
                                              ----------    ----------        ----------

    Notes payable, due after one year             76,723            --            76,723
    Guarantee of TESOP indebtedness               54,030            --            54,030
    Other non-current liabilities                 50,972       (13,669)(F)        37,303
                                              ----------    ----------        ----------
        Total other liabilities                  181,725       (13,669)          168,056
                                              ----------    ----------        ----------
    Stockholders' Equity:
      Preferred stock                            529,982            --           529,982
      Common stock                                85,645            --            85,645
      Additional paid-in-capital                  91,016            --            91,016
      Retained earnings                        2,094,640            --         2,094,640
      Foreign currency translation effects         1,695            --             1,695
      Stock held in treasury, at cost           (784,351)           --          (784,351)
      Unearned deferred compensation             (64,356)           --           (64,356)
                                              ----------    ----------        ----------
    Total stockholders' equity                 1,954,271            --         1,954,271
                                              ----------    ----------        ----------
                                              $2,979,593    $  (55,669)       $2,923,924
                                              ==========    ==========        ==========

    See Notes to Pro Forma Consolidated Financial Statements.

    Notes to Pro Forma Consolidated Financial Statements

    (A) To eliminate operating costs associated with Tandy Credit Corporation, to adjust credit card discounts and premiums to the rates which will prevail under merchant services agreements enacted in conjunction with the sale of the Radio Shack and Tandy Name Brand Retail Group private label credit card portfolios which was completed January 18, 1995 and the sale of the Computer City and Incredible Universe private label credit card portfolios which was completed December 30, 1994 (collectively, the "Portfolios") and to adjust insurance income to the amounts which would have been realized under the newly enacted merchant services agreements.

    (B)  To eliminate interest income realized on the Portfolios.

    (C) To eliminate interest expense incurred in relation to Tandy Credit Corporation's medium-term notes and other borrowings of Tandy Corporation assumed retired with proceeds from the sale of the Portfolios.

    (D) To record the income tax effect of the pro forma adjustments to the Consolidated Statements of Income.

    (E) To record cash received from the sale of the Portfolios and related assets based on September 30, 1994 book values, net of cash assumed used to retire Tandy Credit Corporation's medium-term notes payable (see Note (G) below).

    (F) To remove net assets sold based on September 30, 1994 book values. The pro forma reduction of accounts and notes receivable is net of the deferred payment amount that would have been applicable at September 30, 1994.

    (G) To remove Tandy Credit Corporation's medium-term notes payable assumed retired with proceeds from the sale of the Portfolios.

                                                        Exhibit C

                         ACQUISITION AGREEMENT
                              (Phase II)

              THIS ACQUISITION AGREEMENT is made as of the 18th day of January, 1995 among TANDY NATIONAL BANK, a limited purpose national banking association organized under the laws of the United States and located in Gray, Tennessee ("TNB"), TANDY CREDIT CORPORATION, a Delaware corporation with its principal office located in Fort Worth, Texas ("TCC"), and HURLEY STATE BANK, a South Dakota banking association located in Sioux Falls, South Dakota ("Purchaser").

                          R E C I T A L S

              TNB is a limited purpose credit card bank currently issuing private label credit cards to customers of various stores owned by Tandy Corporation, a Delaware corporation with its principal office located in Fort Worth, Texas ("Tandy"), including company-owned Radio Shack stores and participating dealer/franchise Radio Shack outlets and Tandy company-owned McDuff, VideoConcepts, AV&C and The Edge in Electronics stores (collectively, the "Tandy Stores").

              TNB wishes to sell to Purchaser, and Purchaser wishes to purchase from TNB, pursuant to the terms and subject to the conditions hereof, all account relationships, account balances, and certain other assets associated with all credit cards currently issued by TNB to customers of, and for use at the Tandy Stores (the "TNB Credit Cards" as hereinafter further defined).

              Pursuant to that certain Bank Receivables Purchase Agreement between TNB and TCC dated as of May 12, 1994 (as amended), TCC regularly acquires all credit card receivables generated by TNB, including the receivables arising under the TNB Credit Cards.

              TCC also owns certain credit card account relationships and account balances related to credit cards issued by Tandy or TCC to customers of, and for use at the Tandy Stores prior to the dates on which TNB began issuing such credit cards (the "TCC Credit Cards" as hereinafter further defined), and certain charged off account balances related to TNB Credit Cards and TCC Credit Cards.

              TCC wishes to sell to Purchaser, and Purchaser wishes to purchase from TCC, pursuant to the terms and subject to the conditions hereof, all account balances relating to TNB Credit Cards, and all account relationships (other than with respect to Accounts the Account Balances of which are required to be sold to TRC under the TCC Receivables Purchase Agreement), account balances, and certain other assets associated with the TCC Credit Cards to the extent not required to be sold to Tandy Receivables Corporation ("TRC") under the TCC Receivables Purchase Agreement.

              Pursuant to that certain Agreement and Plan of Merger ("Merger Agreement") of even date herewith among Tandy, TCC, Purchaser and Hurley Receivables Corporation, a Delaware corporation with its principal office located in Riverwoods, Illinois and a wholly-owned subsidiary of Purchaser ("HRC"), TCC will be merged into HRC (the "Merger") immediately after it transfers the TCC Assets (as defined below) to Purchaser pursuant to this Agreement. Upon effectiveness of the Merger, the Merger Assets will become assets of HRC.

              ACCORDINGLY, TNB and TCC (sometimes collectively referred to hereinafter as "Sellers"; it being understood that neither Seller is responsible for, or a guarantor of, the other's performance or obligations hereunder unless otherwise expressly stated) and Purchaser agree, for good and valuable consideration the sufficiency of which is hereby acknowledged, and on the terms and conditions herein set forth, as follows:

         1. Definitions For purposes of this Agreement, the following terms shall have the meanings indicated:

              "Account" means a TCC Credit Card or TNB Credit Card (as hereinafter defined) account (including any Interim Account or charged-off Account) on which a purchase transaction may be or has been made by (or by a person authorized by) the Cardholder pursuant to a Credit Card, but does not include (i) any commercial accounts; (ii) any account as to which the Cardholder's address was not, on the date such Account was opened, within the United States, the District of Columbia, Puerto Rico or United States territories and possessions (other than with respect to (x) United States military on foreign assignment or (y) natural persons currently residing in Canada and using the Credit Card in the United States for purchases at United States locations), (iii) any account which is not payable in United States dollars or (iv) any account designated by Purchaser on
    Exhibit 1 delivered at Closing which Purchaser in its reasonable judgment has elected not to purchase due to pending or threatened litigation alleging credit related claims, counterclaims or defenses against either Seller or its Affiliates and involving such Account or the related Cardholder. A listing of such accounts involving such pending or threatened litigation will be provided by Sellers to Purchaser within ten days of the date of this Agreement. Sellers will amend or supplement such listing from time to time prior to the Closing Date and on the Closing Date.

              "Account Balance" means, as to any Account, any and all amounts owing in respect of such Account by the Cardholder (including accrued interest, fees and other finance and service charges) whether or not billed. This definition shall not be construed as limiting the Accounts purchased hereunder. An Account Balance may be zero or may consist of a Credit Balance. For purposes of Section 3.2, charged-off Accounts being transferred to Purchaser hereunder shall be deemed to have Account Balances of zero.

              "Adjustment Period" has the meaning set forth in
    Section 3.5.

              "Affiliate" means, as to any Person, any other
    Person controlling, controlled by, or under common control with, such Person.

              "Agreement" means this Acquisition Agreement,including all schedules and exhibits hereto, and, if amended, modified or supplemented, as the same may be so amended, modified or supplemented from time to time by written agreement signed by the parties.

              "Assets" means, collectively, the TNB Assets, the TCC Assets and the Merger Assets.

              "Assumption Agreements" means (i) the Amendment and Assumption Agreement dated as of the date hereof by and among TRC, TCC, Tandy and HRC, (ii) the Assumption Agreement dated as of the date hereof by and among TRC, TNB and the Purchaser and (iii) the Assumption Agreement dated as of the date hereof by and among TRC, TNB, Bankers Trust Company, as Trustee of the Tandy Master Trust and the Purchaser and certain related documents and agreements as may be agreed to by the parties hereto.

              "Business Day" means any day falling on Monday through Friday of any week except federal, state or religious holidays on which Purchaser or any of the Sellers (including any guarantor if any thereof) is closed for business.

              "Call Report" means the Consolidated Report of
    Condition and Income.

              "Card Services Agreement" means that certain Card
    Services Agreement dated as of October 3, 1986, as amended, adopted by TCC and assigned to TNB.

              "Cardholder" means a person to whom a Credit Card is issued by a Seller or Tandy and in whose name the Account, in connection with which the Credit Card may be used, is established.

              "Cardholder Agreement" means an agreement between a Cardholder and a Seller, under which one or more Credit Cards are issued.

              "Cardholder Dispute" means, as to any Account, any billing error dispute, product or service dispute, or any other dispute raised by a Cardholder which arises out of or relates to the business or operations of the Credit Card Business prior to the Transfer Date or Subsequent Transfer Date and which has not been resolved on or before the Transfer Date or applicable Subsequent Transfer Date.

              "Closing" has the meaning set forth in Section 4.

              "Closing Date" means a date occurring within three
    (3) Business Days following the first day on which a Trial Balance for the end of an agreed upon cycle is available after receipt of corporate approval, rating agency approvals, regulatory approval and the passage of any applicable statutory or regulatory waiting period, and mutually agreeable to Sellers, Purchaser, Tandy and HRC, when the Closing under this Agreement is consummated and the Merger Agreement is executed and it or a certificate of merger is filed with the Secretary of State of the State of Delaware.

              "Closing Statement" means a statement prepared by Sellers and Purchaser with respect to the books and records of Sellers' respective Credit Card Businesses as of the Transfer Date, substantially in the form of Exhibit 2.

              "Credit Balance" means, as to any Account, any and all amounts owing by a Seller to the Cardholder in respect of such Account as a credit balance, whether or not billed.

              "Credit Card" means any TNB Credit Card or TCC
    Credit Card.

              "Credit Card Business" means all of the business and operations relating to Credit Cards, and all aspects of the activities related thereto, including without limitation any such business conducted by TRC.

              "Deferred Amount" has the meaning set forth in
    Section 3.3.

              "Deferred Amount Payment" means each installment payment of the Deferred Amount set forth in the Closing
    Statement.

              "Deferred Payment Date" means each date specified in the Closing Statement on which a Deferred Amount Payment is due from Purchaser.

              "Eligible Account" means any Account which is not an Ineligible Account as of its Transfer Date or Subsequent
    Transfer Date, as applicable.

              "HRC" has the meaning set forth in the recitals.

              "Hurley Bank Receivables Purchase Agreement" means the Bank Receivables Purchase Agreement dated as of December
    30, 1994 between Purchaser and SPS Newco.

              "Ineligible Account" means any Account which is determined during the Adjustment Period to have been any of the following:

                   (a)  An Account with respect to which, prior
              to the Transfer Date or Subsequent Transfer Date, as applicable, neither of the Sellers has received notice that the Cardholder has filed a petition or a petition has been filed against the Cardholder seeking relief under the federal bankruptcy law or any other law dealing with the insolvency of a consumer or the inability of a consumer to pay his debt, and with respect to which neither Purchaser nor any Seller has received subsequent notice that such Cardholder has reaffirmed his or her obligations with respect to such Account;

                   (b)  An Account which, on the Transfer Date,
              includes any amount that is more than 179 days past due or otherwise represents a "charged-off" Account on either of the Sellers' books;

                   (c) An Account as to which any of the Sellers shall, at any time prior to the Transfer Date or Subsequent Transfer Date, as applicable, have received notification, not thereafter rescinded, of an actual or possible fraud loss or lost or stolen Credit Card.

                   (d)  An Account as to which, prior to the
              Transfer Date or Subsequent Transfer Date, as applicable, either of the Sellers has received notice that the Cardholder has died; or

                   (e)  An Account as to which, prior to the
              Transfer Date or Subsequent Transfer Date, as applicable, either of the Sellers has received notice that the Cardholder has not attained the age of eighteen (18).

              "Interim Account" means any Account originated by TNB on or after the Transfer Date pursuant to Section 6.3.

              "Merchant Services Agreement" means that certain
    Merchant Services Agreement of even date herewith between Purchaser and Tandy under which Purchaser will issue private label credit cards for use at Tandy Stores.

              "Merger Agreement" means that certain Agreement and Plan of Merger among Tandy, TCC, Purchaser and HRC of even date herewith, substantially in the form of Exhibit 18 hereto.

              "Merger Assets" means the following properties and assets of TCC;

              (i)  The TRC Stock; and

              (ii) All other assets of TCC existing on the Closing Date, other than the TCC Assets and the assets set forth on Exhibit 3, provided that Exhibit 3 may be amended or supplemented from time to time prior to the Closing upon mutual agreement of the parties hereto.

              "Person" means a natural person, corporation, limited liability company or partnership, joint venture, association, trust, sole proprietorship, unincorporated organization or partnership.

              "Pre-Transfer Period" means the period between the date of this agreement to and including the Transfer Date.

              "Purchase Price" has the meaning set forth in
    Section 3.2.

              "Receivables Purchase Agreement" means that certain
    "Tandy National Bank - Bank Receivables Purchase Agreement" between TNB and TCC dated as of May 12, 1994, as amended.

              "Security Agreement" means that certain Amended and Restated Security Agreement dated as of the Closing Date, between SPS Newco, TCC and Tandy, granting Tandy and its permitted successors and assigns a security interest in certain Account Balances transferred to SPS Newco under the Hurley Bank Receivables Purchase Agreement, as amended.

              "Special Plan" means, as to any Account, any payment plan with respect to any particular purchase of goods or services which is identified as a Special Plan in Exhibit
    4, provided that Exhibit 4 may be supplemented from time to time prior to the Closing upon mutual agreement of the parties hereto.

              "Special Plan Account Balance" means, as to any Account, any portion of the Account Balance which, pursuant to the terms of a Special Plan, as of the Transfer Date or Subsequent Transfer Date is not yet due and payable.

              "SPS" means SPS Payment Systems, Inc., a Delaware corporation.

              "SPS Newco" means SPS Newco, Inc., a Delaware corporation.

              "SPS Newco Assignment Agreement" means the Hurley
    Assignment, Assumption and Release Agreement dated as of the Closing Date, between Purchaser and SPS Newco.

              "SPS Guaranty" means the Guaranty of SPS, dated as of the Closing Date, of all of the Purchaser's and its assignees' obligations under this Agreement, substantially in the form of Exhibit 5 hereto.

              "Subsequent Transfer Date" means the date any Interim Account is created.

              "Tandy" means Tandy Corporation, a Delaware corporation.

              "Tandy Agreements" has the meaning set forth in
    Section 11.9(b)(v).

              "Tandy Assignment Agreement" means the agreement between Tandy and TCC dated the Closing Date, substantially in the form of Exhibit 19 hereto.

              "Tandy Guaranty" means the Guaranty by Tandy, dated as of the Closing Date, of all of each Seller's and their respective assignees' obligations under this Agreement and the Merger Agreement, substantially in the form of Exhibit 6 hereto.

              "Tandy Securitization" has the meaning set forth in
    Section 9.19.

              "TCC Assets" has the meaning set forth in Section
    2.3.

              "TCC Credit Card" means any consumer credit card issued prior to the last Subsequent Transfer Date by Tandy or TCC or evidencing an account owned by TCC and bearing or including the name, logo or symbol(s) of any of the Tandy Stores.

              "TCC Receivables Purchase Agreement" means the
    Receivables Purchase Agreement dated as of May 1, 1991 between TCC and TRC, as amended and restated as of May 12, 1994.

              "TCC Stock" means all of the issued and outstanding shares of the stock of TCC.

              "TNB Assets" has the meaning set forth in Section
    2.1.

              "TNB Credit Card" means any consumer credit card issued prior to the last Subsequent Transfer Date by TNB or evidencing an account owned by TNB and bearing or including the name, logo or symbol(s) of any of the Tandy Stores.

              "Transferred Account Balance" means, as to any Account, any portion of the Account Balance which has been transferred to TCC pursuant to the Receivables Purchase
    Agreement or the Tandy Assignment Agreement.

              "Transfer Date" means the closing of processing of Accounts by SPS in the ordinary course of business on the first date for which a Trial Balance for the end of an agreed upon cycle is available after receipt of rating agency approvals, regulatory approval and the passage of any applicable statutory waiting periods, and mutually agreeable to Purchaser and Sellers.

          "TRC" means Tandy Receivables Corporation.

              "TRC Stock" means all of the issued and outstanding shares of the stock of TRC.

              "Trial Balance" means, for any day, the schedule of Account Balances, including credits, debits and other entries posted as of such day, in the format generated by SPS in the regular course of business as Form R-16. It is understood that charged-off Accounts being transferred to Purchaser hereunder shall not appear on the Trial Balance.

              "TSI" means SPS Transaction Services, Inc., a
    Delaware corporation.

              "TSI Guaranty" means the Guaranty by TSI, dated as of the Closing Date, of all of the Purchaser's obligations under this Agreement, substantially in the form of Exhibit 7 hereto.

              "24 Month Account Balance" means any Account
    Balance owing in respect of a 24 month Special Plan under an Account.

         2.   Sales, Purchases and Assumptions

              2.1  Sale and Purchase of TNB Assets

              On the Closing Date, as of the Transfer Date with respect to Accounts that are not Interim Accounts and as of the applicable Subsequent Transfer Date with respect to each Interim Account, TNB agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from TNB, all right, title and interest in and to the following properties and assets (collectively, the "TNB Assets"):

                   (i)   All Accounts related to TNB Credit Cards
                         (including all Account Balances other
                         than 24 Month Account Balances
                         thereunder not required to be
                         transferred to TRC pursuant to the TCC
                         Receivables Purchase Agreement);

                   (ii)  All Cardholder Agreements relating to
                         TNB Credit Cards;

                   (iii) All records directly relating to TNB
                         Credit Card Accounts and Account
                         Balances of TNB; and

                   (iv)  Related assets set forth on Exhibit 8
                         hereto, provided that Exhibit 8 may be
                         supplemented from time to time prior to
                         the Closing upon mutual agreement of the parties hereto.

              The sale to Purchaser of the Accounts (including the Account Balances thereunder not required to be transferred to TRC pursuant to the TCC Receivables Purchase Agreement) and the other TNB Assets is made without recourse to TNB, subject only to TNB's representations and warranties under Section 8 and TNB's indemnification under Section 7.1.

              2.2  Assumption of TNB Obligations under TNB
    Assets; TCC Consent

              Purchaser agrees to assume all obligations of TNB to Cardholders under Cardholder Agreements relating to TNB Credit Cards that are to be performed after the Transfer Date or Subsequent Transfer Date, as applicable, and were not required to be performed before the Transfer Date or Subsequent Transfer Date, as applicable. TCC hereby consents to the sale and assumption contemplated by Sections 2.1 and 2.2.

              2.3  Sale and Purchase of TCC Assets

              On the Closing Date, as of the Transfer Date, TCC agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from TCC all right, title and interest in and to the following properties and assets (collectively, the "TCC Assets"):

                   (i)   All Transferred Account Balances not
                         required to be transferred to TRC
                         pursuant to the TCC Receivables Purchase
                         Agreement and not constituting 24 Month
                         Account Balances;

                   (ii)  All Accounts (other than Accounts the
                         Account Balances of which are required
                         to be transferred to TRC pursuant to the TCC Receivables Purchase Agreement) related to TCC Credit Cards (including the Account Balances thereunder not required to be transferred to TRC pursuant to the TCC Receivables Purchase Agreement);

                   (iii) All Cardholder Agreements relating to
                                   TCC Credit Cards;

                   (iv)  All records directly relating to
                         Transferred Account Balances and TCC
                         Credit Card Accounts; and

                   (v)  Related assets set forth on Exhibit 8
                        hereto, provided that Exhibit 8 may be
                        supplemented from time to time prior to
                        the Closing upon mutual agreement of the parties hereto.

              The sale to Purchaser of the Transferred Account Balances and the other TCC Assets is made without recourse to TCC, subject only to TCC's representations and warranties under Section 9 and TCC's indemnification under Section 7.2.

              2.4  Assumption of TCC Obligations under TCC
    Assets; TNB Consent

              Purchaser agrees to assume all obligations of TCC to Cardholders under Cardholder Agreements relating to TCC Credit Cards that are to be performed after the Transfer Date or Subsequent Transfer Date, as applicable, and were not required to be performed before the Transfer Date or Subsequent Transfer Date, as applicable. TNB consents to the sale and assumption contemplated by Sections 2.3 and 2.4.

              2.5  Accounting Books and Records; Rights of
    Inspection

              Each Seller shall retain its accounting books and records relating to the Credit Cards for a period of seven
    (7) years from and after the Closing Date or for such longer time as may be required by law or applicable statutes of limitation. Purchaser shall be provided access to such books and records at such locations as they are normally kept and may inspect and copy such records. Such inspection and copying shall be conducted during Sellers' normal business hours in a manner which does not reasonably interfere with normal business operations, after giving reasonable prior written notice.

         3.   Transfer Date; Consideration for Assets

              3.1  Transfer Date

              The purchases and sales hereunder shall be effective as of the Transfer Date or each Subsequent Transfer
    Date as specified in Sections 2.1 and 2.3 respectively.

              3.2  Purchase Price

              The amount to be paid by Purchaser to Sellers for the Assets on the Closing Date (the "Purchase Price") shall be an amount equal to (A) the Account Balance (other than any 24 Month Account Balance) of all Eligible Accounts, plus (B) the amount then on deposit in the collection account pursuant to the Tandy Securitization, less (C) the agreed upon amount set forth in the Closing Statement, less (D) the unpaid principal amount of the 8.25% Class A Asset Backed Certificates issued in connection with the Tandy Securitization plus the accrued and unpaid interest thereon. The Purchase Price shall be payable in the manner set forth in Section 3.3, subject to adjustment as hereinafter provided in this Agreement (including without limitation Section 3.5 for Accounts later determined to be Ineligible Accounts and further subject to adjustment as provided in this Agreement under Section 3.6).

              3.3  Method of Payment

              At the Closing, Purchaser will pay to Sellers or their respective assignees or designees the cash amount set forth on the Closing Statement in immediately available funds deposited as directed by Sellers; and the remainder will be paid on a deferred basis (the "Deferred Amount"). The Deferred Amount is calculated based on the total Special Plan Account Balances (excluding 24 Month Account Balances) as of the Transfer Date. The Deferred Amount shall be payable in installments as described in the next sentence. On each Deferred Payment Date, Purchaser shall pay to Sellers an amount equal to the Deferred Amount Payment set forth in the Closing Statement which is due on such Deferred Payment Date. Deferred Amount Payments made by Purchaser will reduce the outstanding balance of the Deferred Amount.

              3.4  [Intentionally Left Blank]

              3.5  Adjustments for Ineligible Accounts

              With respect to the period from the Closing Date to 240 days after the Closing Date (the "Adjustment Period"), if Purchaser is unable (by reason only of the matter or event which rendered the Account ineligible and only to the extent thereof) to collect from any Cardholder the full Account Balance in respect of any Ineligible Account for which Purchaser paid a portion of the Purchase Price described in this Agreement, unless Purchaser shall be required to refund any amounts to such Cardholder due to the event making such Account an Ineligible Account, then Sellers will promptly repay to Purchaser the uncollected portion of any such Account Balance, or of such refund, as the case may be. During the Adjustment Period, Purchaser will use the same efforts to collect such Account Balances as Purchaser uses with respect to other accounts owned by it. Payments received by Purchaser during the Adjustment Period will be applied in accordance with the applicable Cardholder Agreement. Purchaser shall provide to each Seller a monthly list of Ineligible Accounts currently uncollected. By 250 days after the Closing Date, Purchaser shall provide Sellers a final settlement statement identifying all Ineligible Accounts with respect to which Purchaser was unable to collect from any Cardholder that portion of the Account Balance for which payment was made on the Closing Date and the amount of the uncollected Account Balance related thereto, and payment shall be made to Purchaser by or on behalf of Sellers of the total amount of such uncollected Account Balances. Unless either Seller has notified Purchaser of a dispute in the amount, Purchaser may set off any amounts owed by Sellers under this Section 3.5 against amounts owing by Purchaser to Tandy through the mechanism for settlement under the Merchant Services Agreement. Disagreements as to the proper amount of such uncollected Account Balances shall be resolved in the manner set forth in
    Section 15 of this Agreement.

              3.6  Adjustments of Purchase Price

              The Purchase Price shall be adjusted on or about the 16th day of the calendar month following the calendar month in which the Closing Date occurs to reflect (i) required adjustments (for sales and clearing of payments in process and suspense accounts) to the Trial Balance as of the Transfer Date occurring in the normal course of business and to reflect the Purchase Price due for any Interim Accounts;
    (ii) account balances associated with Credit Cards which were included as Accounts on the Closing Statement, but were later determined not to be Accounts (as defined in Section 1 hereof); and (iii) 24 Month Account Balances inadvertently included in the Trial Balance. All other adjustments as permitted under this Agreement shall be made pursuant to the settlement mechanism under the Merchant Services Agreement. Disagreements as to the proper amount of such adjustments shall be resolved in the manner set forth in Section 15 of this Agreement.

              3.7  Allocation of Purchase Price

              (a) The Purchase Price shall be allocated as reasonably determined by Purchaser on a schedule (the "Schedule") to be prepared by Purchaser either prior to or after the Closing and provided to Sellers as soon as the
    Schedule is available, but in no event more than thirty (30) calendar days after the Closing Date. Sellers shall have ten
    (10) Business Days after the receipt of the Schedule to object to any allocation set forth therein. Thereafter, the parties shall negotiate in good faith to agree on a final form of the Schedule. If the parties cannot agree on the final form of the Schedule, any disputed items shall be resolved in the manner set forth in Section 15 hereof.

              (b) Within ten (10) calendar days after the final determination of the Schedule as provided above, Purchaser shall prepare, consistent with the allocations set forth in the Schedule as finally determined, an IRS Form 8594 pursuant to Section 1060 of the Code (and any comparable form under state, local or foreign law) based on the Schedule as agreed upon by the parties hereto and shall deliver such completed IRS Form 8594 to Sellers for their review. Purchaser and Sellers agree to report, and to cause their respective Affiliates to report, this transaction for state, local, federal and foreign tax purposes in all respects consistent with and in accordance with the Schedule and the Form 8594 prepared by Purchaser (and any comparable form under state, local or foreign law). Purchaser and each of the Sellers shall file a Form 8594 with the Internal Revenue Service as provided in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. If any state, local, foreign or federal taxing authority challenges such allocation, Purchaser and each of the Sellers shall cooperate and shall cause their respective Affiliates to cooperate, in good faith in responding to such challenge. The party receiving such challenge shall give prompt written notice to the other party of any such challenge.

              3.8  Sales Taxes

              Purchaser agrees to pay any and all sales, transfer or similar taxes payable by reason of the purchase and sale of the Assets and the transfer and assumption of Accounts and Account Balances under this Agreement.

         4.   Closing

              The closing in respect of the sale and purchase of the Credit Card Business and the Merger (the "Closing") shall take place on the Closing Date at 1800 One Tandy Center, Fort
    Worth, Texas.

         5.   Agreements of Sellers during Pre-Transfer Period

              During the Pre-Transfer Period:

              5.1  Access to Records and Information

              Sellers shall afford to Purchaser and its authorized agents and representatives reasonable access to the records, credit files and other information within each Seller's possession relating to their respective Credit Card Business. Each Seller shall during such period cause its personnel to provide to Purchaser assistance in Purchaser's investigation of matters relating to their respective Credit Card Business and to the Assets; provided, however, that Purchaser's investigation shall be conducted in a manner which does not unreasonably interfere with such Seller's normal operations.

              5.2  Operation of Credit Card Business

              Each Seller agrees to keep and maintain records and books of account in the same manner as it has in the past and as in effect on the date of this Agreement of all revenues and expenses with respect to the business and operations of its Credit Card Business; each Seller further agrees in accordance with its past practices to use reasonable efforts to collect or arrange for the collection of all revenues and other receipts with respect to its Credit Card Business.

              5.3  Conduct of Business Prior to Transfer Date

              Except as may be otherwise required by law or regulatory requirement or unless Purchaser otherwise consents in writing, each Seller will manage and operate its Credit Card Business in the ordinary course of business and in substantially the same manner (except as otherwise required hereunder) as heretofore managed and operated by such Seller; provided that each Seller will promptly advise Purchaser in writing of any material actions, suits or proceedings, including but not limited to regulatory proceedings or inquiries, which are made, commenced or threatened against or affecting such Seller or its Credit Card Business in addition to those set forth on Exhibit 9, and will promptly advise Purchaser in writing of any other actual or, if within Sellers' knowledge, prospective adverse change in the financial condition, business or prospects of its Credit Card Business; and provided further that neither Seller will waive, any material claim owed to it in connection with its Credit Card Business or breach any material obligation under any contract, commitment or agreement relating to the Assets. Neither Seller will, after the date hereof, settle or compromise any material claim without the consent of the Purchaser.

              5.4  Due Diligence

              Sellers shall assist Purchaser in all reasonable respects in conducting its due diligence prior to the Closing
    Date and Sellers and Purchaser agree to resolve all related issues in good faith.

    6.   Certain Agreements of Purchaser and Sellers

              6.1  Certain Filings and Consents

              Sellers and Purchaser shall as soon as practicable make or cause to be made any filings and applications required to be filed in order to obtain all required regulatory approvals, consents or waivers. Purchaser and Sellers shall cooperate in the preparation of all such filings and applications prior to filing. All such applications shall be mutually acceptable to Purchaser and Sellers. Purchaser and Sellers shall cooperate with one another (A) in promptly determining what filings or applications are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state, local or foreign law or regulation and (B) in promptly making any such filings or applications, furnishing information required in connection therewith and seeking to obtain any such approvals, consents or waivers in a timely manner. Purchaser and Sellers shall use their reasonable best efforts to take promptly, or cause to be taken promptly, all other actions and to do promptly, or cause to be done promptly, all other things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

              6.2  Communications with Public

              Neither Purchaser nor any of Sellers nor their respective Affiliates shall issue any press releases or make any public statements concerning this Agreement or the transactions hereunder without the prior approval of each of the other parties hereto of both the content and timing of such press releases or statements. Both the content and timing of communications with Cardholders concerning the transactions contemplated by this Agreement are subject to the prior approval of Sellers and Purchaser. Notwithstanding the above, if any party hereto reasonably believes in good faith that any press release, public statement or communication is required by law or regulation, and any other party hereto refuses to approve such press release, public statement or communication, such press release, public statement or communication may be made without prior approval.

              6.3  Operation of Credit Card Business After
    Transfer Date

              From the Transfer Date to the Closing Date, each Seller shall continue to manage and operate the Credit Card Business in the ordinary course of business and in substantially the same manner (except as otherwise required hereunder) as heretofore managed and operated by such Seller, for the benefit of Purchaser. All applications for TNB Credit Cards received by TNB on or after the Transfer Date, but prior to the Closing Date, shall be acted upon by TNB in the ordinary course of business and all credit extended thereunder shall constitute the Interim Accounts. After the Closing Date and until such time as Purchaser's credit card applications and agreements are substituted for credit card applications and agreements at all Tandy Stores, Sellers shall act as agent for Purchaser for the limited purpose of originating new credit card accounts to be issued by Purchaser to customers of Tandy Stores pursuant to the Merchant Services Agreement. Any credit card applications received by Sellers for TNB Credit Cards on or after the Transfer Date and not acted upon prior to the Closing Date shall be delivered to Purchaser promptly upon receipt. All credit card accounts opened pursuant to such applications shall be deemed originated by Purchaser.

              6.4  Cardholder Disputes

              Cardholder Disputes relating to Accounts arising on or before the Transfer Date or on or before the applicable Subsequent Transfer Date shall be resolved in a manner consistent with the provisions of the Merchant Services Agreement as if such Cardholder Disputes had arisen with respect to accounts subject to the provisions of the Merchant Services Agreement. Sellers shall have no financial responsibility under the Merchant Services Agreement to Purchaser with respect to any Account beyond the disputed amount or the Account Balance on the Transfer Date or Subsequent Transfer Date, as applicable, which was included in the Purchase Price, whichever is less.

              6.5  Payments Received by Sellers

              Each Seller will hold in trust for Purchaser all monies, checks and other payments received by such Seller after the Transfer Date on any Account purchased by Purchaser from Sellers. Such amounts shall be remitted pursuant to the settlement mechanism under the Merchant Services Agreement. Each Seller hereby authorizes and empowers Purchaser to sign and endorse such Seller's name on all checks, drafts, money orders or other forms of payment relating to such Accounts purchased by Purchaser.

              6.6  Collection of Purchased Accounts

              Subject to the provisions of any prior agreement between Purchaser or any of its Affiliates and Sellers or any of their Affiliates, Purchaser shall have the right to take, or cause to be taken, such action to enforce Purchaser's rights with respect to any Account purchased hereunder as Purchaser may deem necessary or appropriate in the circumstances. Any such collection or enforcement action, to the extent reasonably deemed legally required by Purchaser, may be carried out in either Seller's name or in Purchaser's name, at the option of Purchaser, provided that Purchaser may only carry out such action in a lawful manner in a Seller's name with the prior written permission of such Seller. Each Seller hereby constitutes and appoints Purchaser its true and lawful attorney for such purpose, with full power of substitution in the premises, which appointment shall include (but shall not be limited to) the power to demand, sue for, collect and receive any and all amounts owing at any time on any Account purchased from such Seller and owned by Purchaser, and to endorse checks, drafts, orders and other instruments tendered in payment of such amounts and to settle, compromise, prosecute or defend any claims Purchaser or such Seller may have with respect thereto. This power of attorney shall be deemed to be a power coupled with an interest.

              6.7  Sellers' Assurances

              On and after the Closing Date, each Seller shall
    (i) give such further assurances to Purchaser and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be reasonably necessary and appropriate effectively to vest in Purchaser the full legal and equitable title to the Assets; and (ii) cooperate with Purchaser in the orderly transition of the operations acquired by Purchaser.

              6.8  Purchaser's Assurances

              On and after the Closing Date, Purchaser shall:
    (i) give such further assurances to each Seller and shall execute, acknowledge and deliver all such acknowledgements and other instruments and take such further action as may be necessary and appropriate to relieve and discharge effectively such Seller from any obligations assumed by Purchaser; and (ii) cooperate with Sellers in the orderly transition of the operations acquired by Purchaser.

              6.9  Audit Letter

              At the request of the other party, at the requesting party's expense and upon reasonable notice, the requested party shall provide to the requesting party a letter from its independent accounting firm reporting the results of the accounting firm's review of the requested party's records and internal procedures relating to the Accounts.

              6.10 Correction of Account Terms

              After the Closing Date, Purchaser shall use reasonable efforts to identify TNB Credit Card Accounts not in compliance with current laws and regulations relating to fees and charges which are not promptly debit ratified as to Purchaser's terms. If Purchaser, in its sole and absolute discretion, determines that it is possible to remedy any such violations of laws or regulations with respect to (i) such identified TNB Accounts and (ii) any TCC Credit Card Accounts which have not been debit ratified as to Purchaser's terms with respect to which Purchaser (without independent investigation) has actual knowledge of any similar violations, Purchaser shall make a good faith attempt to remedy such violations.

         7.   Indemnification

              7.1  Indemnification by TNB

              (a) TNB hereby agrees to indemnify Purchaser and hold Purchaser harmless from any liability, loss, cost or expense, including reasonable outside attorneys' fees, to the extent it is caused by or results from: (i) the breach by TNB of its representations or warranties contained in this Agreement; (ii) the breach by TNB of any of its covenants or agreements herein contained; or (iii) any liability or obligation, contingent or otherwise, arising out of or in connection with TNB's conduct of its Credit Card Business prior to the Closing Date; except, in the case of clause
    (iii), to the extent that (A) such liability or obligation is expressly assumed by Purchaser under this Agreement, or (B) such liability, loss, cost or expense results from a breach by SPS of SPS's obligations under the Card Services Agreement or a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers, or (C) the act or omission causing such liability, loss, cost or expense was directly within the control of SPS.

              (b) In case any claim is made, or any suit or action is commenced, against Purchaser in respect of which indemnification is sought by it under this Section 7.1, Purchaser shall promptly give TNB notice thereof and TNB shall be entitled to participate in (or, if Purchaser does not desire to defend, to conduct) the defense thereof at TNB's expense. TNB may (but need not) defend or participate in the defense of any such claim, suit or action, but TNB shall promptly notify Purchaser if TNB shall not desire to defend or participate in the defense of any such claim, suit or action, or if TNB disputes liability for indemnity under this Section 7.1. Thereafter Purchaser shall defend and, so long as TNB has not undertaken the defense or is not participating in the defense, Purchaser may at any time notify TNB of its intention to settle or compromise any claim, suit or action against Purchaser in respect of which payments may be sought by Purchaser hereunder, and Purchaser may settle or compromise any such claim, suit or action unless TNB notifies Purchaser in writing (within ten (10) days after Purchaser has given written notice of its intention to settle or compromise) TNB intends to conduct the defense of such claim, suit or action. Any such permitted settlement or compromise by Purchaser of, or any final judgment or decree entered on or in, any claim, suit or action which Purchaser has defended and of which TNB has not elected to defend or to participate in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, TNB as fully as if TNB had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.
    In all cases in which TNB is participating in the defense with Purchaser, Purchaser shall not settle or compromise any claim or action without TNB's prior written consent, which shall not be unreasonably withheld.

              7.2  Indemnification by TCC

              (a) TCC hereby agrees to indemnify Purchaser and hold Purchaser harmless from any liability, loss, cost or expense, including reasonable outside attorneys' fees, to the extent it is caused by or results from: (i) the breach by TCC of TCC's representations or warranties contained in this Agreement or the Merger Agreement; (ii) the breach by TCC of any of its covenants or agreements contained herein or in the Merger Agreement; or (iii) any liability or obligation, contingent or otherwise, or arising out of or in connection with TCC's conduct of its Credit Card Business prior to the Closing Date; except, in the case of clause (iii), to the extent that (A) such liability or obligation is expressly assumed by Purchaser pursuant to this Agreement, or (B) such liability, loss, cost or expense results from a breach by SPS of SPS's obligations under the Card Services Agreement or a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers, or (C) the act or omission causing such liability, loss, cost or expense was directly within the control of SPS.

              (b) In case any claim is made, or any suit or action is commenced, against Purchaser in respect of which indemnification is sought by it under this Section 7.2, Purchaser shall promptly give TCC notice thereof and TCC shall be entitled to participate in (or, if Purchaser does not desire to defend, to conduct) the defense thereof at TCC's expense. TCC may (but need not) defend or participate in the defense of any such claim, suit or action, but TCC shall promptly notify Purchaser if TCC shall not desire to defend or participate in the defense of any such claim, suit or action or if TCC disputes liability for indemnity under this Section 7.2. Thereafter Purchaser shall defend and, so long as TCC has not undertaken the defense or is not participating in the defense. Purchaser may at any time notify TCC of its intention to settle or compromise any claim, suit or action against Purchaser in respect of which payments may be sought by Purchaser hereunder, and Purchaser may settle or compromise any such claim, suit or action unless TCC notifies Purchaser in writing (within ten (10) days after Purchaser has given written notice of its intention to settle or compromise) TCC intends to conduct the defense of such claim, suit or action. Any such permitted settlement or compromise by Purchaser of, or any final judgment or decree entered on or in, any claim, suit or action which Purchaser has defended and of which TCC has not elected to defend or participate in the defense of in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, TCC as fully as if TCC had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.
    In all cases in which TCC is participating in the defense with Purchaser, Purchaser shall not settle or compromise any claim or action without TCC's prior written consent, which shall not be unreasonably withheld.

              7.3  Indemnification by Purchaser

              (a) Purchaser hereby agrees to indemnify each Seller and hold it harmless from any liability, loss, cost or expense, including reasonable outside attorneys' fees, to the extent it is caused by or results from: (i) the breach of any of Purchaser's representations or warranties contained in this Agreement or the Merger Agreement; (ii) the breach by Purchaser of any of its covenants or agreements contained herein or in the Merger Agreement; or (iii) any liability or obligation, contingent or otherwise, arising out of or in connection with Purchaser's conduct of the Credit Card Business following the Closing Date and not relating to acts or occurrences prior to the Closing Date; except, in the case of clause (iii), to the extent that (A) such liability or obligation is expressly assumed by such Seller pursuant to this Agreement, (B) such liability, loss, cost or expense results from a breach by either Seller of such Seller's obligations under the Card Services Agreement or a violation of law by either Seller, unless the act or omission constituting such violation was within the control of SPS, or
    (C) the act or omission causing such liability, loss, cost or expense was directly within the control of Sellers.

              (b) In case any claim is made, or any suit or action is commenced against either Seller in respect of which indemnification is sought by such Seller under this Section 7.3, such Seller shall promptly give Purchaser notice thereof and Purchaser shall be entitled to participate in (or, if such Seller does not desire to defend, to conduct) the defense thereof at Purchaser's expense. Purchaser may (but need not) defend or participate in the defense of any such claim, suit or action, but Purchaser shall promptly notify such Seller if Purchaser shall not desire to defend or participate in the defense of any such claim, suit or action or if Purchaser disputes liability for indemnity under this
    Section 7.3. Thereafter such Seller shall defend and, so long as Purchaser has not undertaken the defense or is not participating in the defense, such Seller may at any time notify Purchaser of its intention to settle or compromise any claim, suit or action against such Seller in respect of which payments may be sought by such Seller hereunder, and such Seller may settle or compromise any such claim, suit or action unless Purchaser notifies such Seller in writing (within ten (10) days after such Seller has given Purchaser written notice of its intention to settle or compromise) that Purchaser intends to conduct the defense of such claim, suit or action. Any such permitted settlement or compromise by Sellers of, or any final judgment or decree entered on or in, any claim, suit or action which such Seller has defended and of which Purchaser has not elected to defend or participate in the defense of in accordance herewith shall be deemed to have been consented to by, and shall be binding upon, Purchaser as fully as if Purchaser had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree. In all cases in which Purchaser is participating in the defense with Sellers, Sellers shall not settle or compromise any claim or actions without Purchaser's prior written consent, which shall not be unreasonably withheld.

         8.   Warranties and Representations of TNB

              TNB represents and warrants to Purchaser asfollows:

              8.1  Organization

              TNB is a national banking association duly organized and validly existing under the laws of the United States of America and located in Tennessee. TNB is a limited purpose credit card bank, and as such does comply, and has at all times since the effective date of its charter complied, with the restrictions of 12 U.S.C. ^U 1841(c)(2)(F).

              8.2  Authority

              TNB has the corporate power and authority to enter into and perform this Agreement and to effect the transactions contemplated hereby. The execution, delivery and performance of this Agreement by TNB has been approved (or will be approved on or before the Closing Date) by all requisite corporate action on the part of TNB.

              8.3  Financial Information

              The financial information relating to the TNB Credit Card Business heretofore provided to Purchaser by TNB
    (i) consists of the most recent (on December 31, 1994) TNB balance sheet and TNB Call Report heretofore provided to Purchaser by TNB (except to the extent particular financial information contained therein was materially derived from information provided by SPS); (ii) was accurate in all material respects as of the respective dates thereof; and
    (iii) did not, as of such dates, contain any untrue statements of a material fact. The Closing Statement will be accurate in all material respects as of the date thereof.

              8.4  Legal Proceedings

              There are no actions, suits or proceedings, including but not limited to regulatory proceedings or inquiries, which are pending, or to the knowledge of TNB threatened, against TNB or its Credit Card Business other than as set forth on Exhibit 9; provided, however, that with respect to actions, suits or proceedings against dealers or franchisees of Tandy, such representation and warranty shall be made only to the knowledge of TNB. Exhibit 9 shall be delivered by TNB within ten days of the date hereof and may be amended or supplemented by TNB from time to time prior to the Closing subject to Purchaser's review and approval at Closing.

              8.5  Governmental Notices; No Regulatory Approvals

              TNB has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

              8.6  Finders or Brokers

              TNB has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby or thereby.

              8.7  Compliance with Law and Other Instruments

              The execution, delivery and performance by TNB of this Agreement will not violate TNB's charter or by-laws or any material contract or other agreement to which it is a party or by which it is bound in any manner which would have a material adverse effect on the transactions contemplated by this Agreement. The business and operations of TNB's Credit Card Business have been conducted by TNB in accordance with all applicable laws, rules and regulations in all material respects, provided, however, that any violation by TNB of an applicable law, rule or regulation shall not constitute a breach of this representation to the extent:

              (a) TNB's violation was caused by a breach by SPS of SPS's obligations under the Card Services
                   Agreement;

              (b) TNB's violation was caused by a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers; or

              (c)  the act or omission constituting such
                   violation was directly within the control of SPS.

          8.8  Valid Sale; Binding Obligations.

              This Agreement constitutes a valid sale, transfer, and assignment to Purchaser of all TNB Assets enforceable against TNB, assuming that this Agreement has been duly authorized, executed and delivered by and constitutes an enforceable obligation of, Purchaser. Subject to the foregoing assumption, this Agreement constitutes a legal, valid and binding obligation of TNB enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws or judicial decisions affecting the enforcement of creditors' rights generally and the rights of creditors of national banks and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              8.9  Condition of Assets

              TNB is now, and immediately prior to the transfers on the Transfer Date will be, the owner of all right, title and interest in and to all TNB Assets, free and clear of all assignments, security interests, claims, liens, encumbrances and other rights of third parties whatsoever (other than those arising under this Agreement, the Receivables Purchase Agreement and the documents relating to the Tandy Securitization). The obligation of the Cardholder under each Eligible Account to pay the unpaid Account Balance will have become fully effective as of the Transfer Date or Subsequent Transfer Date, as applicable, except as provided under any applicable Special Plan, and will not be subject to any offset, counterclaim or other defense of any kind or nature or be the subject of any pending litigation or other judicial or administrative proceeding, as of the Transfer Date or applicable Subsequent Transfer Date. The payment terms applicable to the Cardholders or other obligors on the Eligible Accounts shall not have been waived or modified by TNB other than in the ordinary course of business. All charge or credit transactions (including payments) as to which the records thereof shall have been received by TNB on or before the Transfer Date shall have been transmitted to SPS on or before the close of business on the Transfer Date or Subsequent Transfer Date, as applicable, except those not included in the Trial Balance as of the Transfer Date for which adjustment is to be made under Section 3.6.

              8.10 TNB Agreements and Accounts

              All forms of Cardholder Agreements in respect of TNB Credit Cards, and all forms of related periodic statements, are included in Exhibits 10 and 11 hereto, respectively. There are no other forms of Cardholder Agreements or periodic statements in use or in effect in respect of TNB Credit Cards. The forms of Cardholder Agreements and periodic statements related to TNB Credit Cards included in Exhibits 10 and 11 all complied on their respective effective dates in all material respects with all applicable laws and regulations, provided, however, that any violation by TNB of an applicable law, rule or regulation shall not constitute a breach of this representation to the extent:

              (a) TNB's violation was caused by a breach by SPS of its obligations under the Card Services
                   Agreement;

              (b) TNB's violation was caused by a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers; or

              (c)  the act or omission constituting such
                   violation was directly within the control of SPS.

              The forms of Cardholder Agreements and periodic statements included in Exhibits 10 and 11 accurately represent the agreements between TNB and Cardholders and the methods of computing balances and finance charges as of the effective dates of such agreements. Except for Cardholder Agreements, any existing agreements with SPS and such other agreements listed on Exhibit 12 to be delivered at Closing, there are no leases, contracts or other agreements that are material to the conduct of the TNB Credit Card Business. TNB is not in breach of any material contract or agreement to be sold or transferred to Purchaser hereunder. TNB shall, on the Transfer Date or Subsequent Transfer Date, as applicable, be in possession of a genuine, valid and enforceable contractual obligation of the Cardholder under each Account related to a TNB Credit Card sold to Purchaser, together with all the applications, Cardholder Agreements, and Cardholder correspondence relating to each such Account. It shall be understood that the warranty in the preceding sentence shall not be deemed breached to the extent that Purchaser shall have been reimbursed for any losses, costs or liabilities resulting from the failure of either Seller to possess the related contract or any other related document or to the extent Purchaser receives payments on the Account regardless of such failure to possess such contract or document.

              8.11 Operation of Credit Card Business

              Since October 17, 1994, other than agreements between the parties hereto, TNB has not (i) effected any material or significant change in the accounting practices, procedures or methods employed in connection with TNB's Credit Card Business; (ii) effected any material or significant change in its business, credit or collection policies, re-aging policies, practices or procedures relating to TNB's Credit Card Business; or (iii) entered into any transaction or made any commitment or agreement in connection with TNB's Credit Card Business other than in the ordinary course of such business and on commercially reasonable terms. Since October 17, 1994, there has not occurred any material adverse change (financial or otherwise) in the condition, business or assets of TNB or its Credit Card Business.

              8.12 Fees and Charges; Compliance with Law

              The fees and charges (i) charged by TNB with respect to each TNB Credit Card Account prior to the Transfer Date or applicable Subsequent Transfer Date or (ii) reserved in the agreements evidencing such Account was debit ratified to Purchaser's terms and conditions (except to the extent that the law changed after the Transfer Date or applicable Subsequent Transfer Date) do not exceed the fees and charges permitted by applicable law. The methods of applying (except to the extent that such application resulted from SPS's noncompliance with Seller's instructions or with the Cardholder Agreement) payments, credits, balances, finance charges, debits and all other fees and charges complies with all applicable laws and the Cardholder Agreements.

         9.   Warranties and Representations of TCC

          TCC represents and warrants as follows:

              9.1  Corporate Status of TCC

              TCC is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority and all material licenses and permits required by governmental authority to own or lease and operate its properties and to carry on its business as now being conducted. TCC is qualified to do business in Delaware and in every other jurisdiction where the failure to so qualify would have a material adverse effect on the business and operations of TCC.

              9.2  Authority

              TCC has the corporate power and authority to enter into and perform this Agreement and the Merger Agreement and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Merger Agreement each has been or will be approved by all requisite corporate actions on the part of TCC.

              9.3  Financial Information

              The financial information relating to TCC and the TCC Credit Card Business heretofore provided to Purchaser by TCC (i) consists of (A) all of the financial information contained in the most recent (on December 31, 1994) TCC Annual Report of Form 10-K and TCC Quarterly Report on Form 10-Q, and (B) as of December 31, 1994, the average percentage of Cardholders who pay their Accounts in full for each billing cycle and the uncollectible loss and recovery history of the TCC Credit Card Business (except to the extent particular financial information contained therein was materially derived from information provided by SPS); (ii) was accurate in all material respects as of the respective dates thereof; and (iii) did not, as of such dates, contain any untrue statement of a material fact. The Closing Statement will be accurate in all material respects as of the date thereof.

              9.4  Legal Proceedings

              There are no actions, suits or proceedings, including but not limited to regulatory proceedings or inquiries, which are pending or, to the knowledge of TCC, threatened against TCC or its Credit Card Business other than as set forth on Exhibit 9; provided, however, that with respect to actions, suits or proceedings against dealers or franchisees of Tandy, such representation and warranty shall be made only to the knowledge of TCC. Exhibit 9 shall be delivered by TCC within ten days of the date hereof and may be amended or supplemented by TCC from time to time prior to the Closing subject to Purchaser's review and approval at Closing.

              9.5  Governmental Notices; No Regulatory Approvals

              TCC has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement or the Merger Agreement.

              9.6  Finders or Brokers

              TCC has not agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

              9.7  Compliance with Law and Other Instruments

              The execution, delivery and performance by TCC of this Agreement or the Merger Agreement will not violate TCC's charter or by-laws or any material contract or other agreement to which it is a party or by which it is bound in any manner which would have a material adverse effect on the transactions contemplated by this Agreement or the Merger Agreement. The business and operations of TCC's Credit Card Business have been conducted by TCC in accordance with all applicable laws, rules and regulations in all material respects, provided, however, that any violation by TCC of an applicable law, rule or regulation shall not constitute a breach of this representation to the extent:

              (a) TCC's violation was caused by a breach by SPS of SPS's obligations under the Card Services
                   Agreement;

              (b) TCC's violation was caused by a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers; or

              (c)  the act or omission constituting such
                   violation was directly within the control of SPS.

              9.8  Valid Sale; Binding Obligations.

              This Agreement constitutes a valid sale, transfer, and assignment to Purchaser of all the TCC Assets, enforceable against TCC, assuming that this Agreement has been duly authorized, executed and delivered by, and constitutes an enforceable obligation of, Purchaser. Subject to the foregoing assumption, this Agreement constitutes a legal, valid and binding obligation of TCC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or judicial decisions affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              9.9  Condition of Assets

              TCC is now, and as of immediately prior to the transfers on the Transfer Date will be, the owner of all right, title and interest in and to all TCC Assets and the Merger Assets, free and clear of all assignments, security interests, claims, liens, encumbrances and other rights of third parties whatsoever (other than those arising under this Agreement or the documents relating to the Tandy Securitization). The obligation of the Cardholder under each Eligible Account to pay the unpaid Account Balance will have become fully effective as of the Transfer Date or Subsequent Transfer Date, as applicable, except as provided under any applicable Special Plan, and will not be subject to any offset, counterclaim or other defense of any kind or nature or be the subject of any pending litigation or other judicial or administrative proceeding, as of the Transfer Date or applicable Subsequent Transfer Date. The payment terms applicable to Cardholders or other obligors in the Eligible Accounts shall not have been waived or modified by TCC other than in the ordinary course of business. All charge or credit transactions (including payments) as to which the records thereof shall have been received by TCC on or before the Transfer Date shall have been transmitted to SPS on or before the close of business on the Transfer Date or Subsequent Transfer Date, as applicable, except those not included in the Trial Balance as of the Transfer Date for which adjustment is to be made under Section 3.6.

              9.10 TCC Agreements and Accounts

              All forms of Cardholder Agreements in respect of TCC Credit Cards used by TCC or Tandy as of the date on which TCC commenced issuing Credit Cards, and all forms of related periodic statements, complied on their respective effective dates in all material respects with all applicable laws and regulations as of such effective dates, provided, however, that any violation by TCC of an applicable law, rule or regulation that shall not constitute a breach of this representation to the extent:

              (a) TCC's violation was caused by a breach by SPS of its obligations under the Card Services
                   Agreement;

              (b) TCC's violation was caused by a violation of law by SPS, unless the act or omission constituting such violation was within the control of any of the Sellers; or

              (c)  the act or omission constituting such
                   violation was directly within the control of SPS.

    The forms of Cardholder Agreements and periodic statements to the extent included in Exhibits 13 and 14 hereto, respectively, related to TCC Credit Cards accurately represent the agreements between Tandy or TCC and the Cardholders subject thereto and the methods of computing balances and finance charges as of the effective dates of such agreements. Exhibits 13 and 14 may be supplemented by TCC from time to time prior to the Closing, subject to review and approval by Purchaser at Closing. Except for Cardholder Agreements, any existing agreements with SPS and such other agreements listed on Exhibit 15 to be delivered at Closing, there are no leases, contracts or other agreements that are material to the conduct of the TCC Credit Card Business. TCC is not in breach of any material contract or agreement to be sold or transferred to Purchaser hereunder. TCC shall, on the Transfer Date or Subsequent Transfer Date, as applicable, be in possession of a genuine, valid and enforceable contractual obligation of the Cardholder under each Account related to a TCC Credit Card sold to Purchaser, together with all the applications, Cardholder Agreements and Cardholder correspondence relating to each such Account. It shall be understood that the warranty in the preceding sentence shall not be deemed breached to the extent that Purchaser shall have been reimbursed for any losses, costs or liabilities resulting from the failure of either Seller to possess the related contract or any other related document or to the extent Purchaser receives payments on the Account regardless of such failure to possess such contact or document.

              9.11 Operation of Credit Card Business

              Since October 17, 1994, other than agreements between the parties hereto, TCC has not (i) effected any material or significant change in the accounting practices, procedures or methods employed in connection with TCC's Credit Card Business; (ii) effected any material or significant change in its business, credit or collection policies, re-aging policies, practices or procedures relating to TCC's Credit Card Business; or (iii) entered into any transaction or made any commitment or agreement in connection with TCC's Credit Card Business other than in the ordinary course of such business and on commercially reasonable terms. Since October 17, 1994, there has not occurred any material adverse change (financial or otherwise) in the condition, business or assets of TCC or its Credit Card Business.

              9.12 Fees and Charges; Compliance with Law

              The fees and charges (i) charged by TCC with respect to each TCC Credit Card Account prior to the Transfer Date or applicable Subsequent Transfer Date or (ii) reserved in the agreements evidencing each such Account prior to or as of the date on which such Account was debit ratified to Purchaser's terms and conditions (except to the extent that the law changed after the Transfer Date or applicable Subsequent Transfer Date) do not exceed the fees and charges permitted by applicable law. The methods of applying (except to the extent that such application resulted from SPS's noncompliance with Seller's instructions or with the Cardholder Agreement) payments, credits, balances, finance charges, debits and all other fees and charges complies with all applicable laws and the Cardholder Agreements.

              9.13 Title to TCC Stock.

              Tandy is the record and beneficial owner of all of the TCC Stock free and clear of any security interests, claims, liens (including tax liens), pledges, penalties, charges, encumbrances, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever. The TCC Stock held by Tandy constitutes all of the outstanding shares of the capital stock of TCC.

              9.14 Capital Stock of TCC

              The authorized capital stock of TCC consists entirely of 1,000 shares of Common Stock, $10.00 par value per share. All of the shares of the TCC Stock have been duly and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, or other agreements or commitments obligating TCC to issue any additional shares of stock.

              9.15 Assets and Liabilities of TCC

              Upon the transfer of the TCC Assets to Purchaser hereunder, TCC shall have no assets of any kind whatsoever except the Merger Assets, and shall have no liabilities or obligations of any kind whatsoever, whether absolute or contingent, known or unknown, whether required to be disclosed under GAAP or otherwise, except as disclosed in
    Exhibit 16, which shall be delivered on or before Closing.

              9.16 Title to TRC Stock

              TCC is the record and beneficial owner of all of the TRC Stock free and clear of any security interests, claims, liens (including tax liens), pledges, penalties, charges, encumbrances, buy-sell agreements, rights-of-first refusal, or rights of others whatsoever; the TRC Stock held by TCC constitutes all of the outstanding shares of the capital stock of TRC.

              9.17 Corporate Status of TRC

              TRC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the corporate power and authority and all material licenses and permits required by governmental authority to own or lease and operate its properties and to carry on its business as now being conducted. TRC is qualified to do business in Delaware and is not required to qualify to do business in any other jurisdiction where the failure to so qualify would have a material adverse effect on the business and operations of TRC.

              9.18 Capital Stock of TRC

              The authorized capital stock of TRC consists entirely of 1,000 shares of Common Stock, $1.00 par value per share. All of the shares of the TRC Stock have been duly and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, convertible securities, or other agreements or commitments obligating TRC to issue any additional shares of stock.

              9.19 Tandy Securitization

              Each representation, warranty and covenant provided by TRC, TCC, TNB or Tandy under or in connection with any document executed in connection with the issuance on June 18, 1991 by the TRC/Tandy Master Trust of $350,000,000 8.25% Class A Asset Backed Certificates, Series A ("Tandy Securitization") was true and correct in all material respects on the dates when made and no event of termination or default or unmatured event of termination or default has occurred thereunder. As of the date hereof and on the Closing Date, the transferor interest retained by TRC in connection with the Tandy Securitization shall equal or exceed 15% of the aggregate amount of principal receivables in the master trust established pursuant to such securitization. On the Closing Date, the actual principal amount of the 8.25% Class A Asset Backed Certificates, Series A, including the actual accrued and unpaid interest thereon, and the Class B Certificate issued in connection with the Tandy Securitization shall be as shown in the Closing Statement.

              9.20 Corporate Records

              The minute books of TCC and TRC made available to Hurley to review contain complete and accurate records (to the extent in existence) of all meetings and other material corporate actions (including written actions in lieu of meetings) taken by the Board of Directors and Stockholders of TCC and TRC.

              9.21 Employees

              TCC has no employees and is not subject to any employment agreement on the date hereof, and will have no employees and will not be subject to any employment agreement on the Closing Date.

         10.  Warranties and Representations of Purchaser

              Purchaser represents and warrants as follows:

              10.1 Organization

              Purchaser is a banking corporation duly organized and existing under the laws of the State of South Dakota and is authorized to conduct its business under those laws.

              10.2 Organization of HRC

              HRC, when organized, will be a corporation duly organized and existing under the laws of the State of Delaware.

              10.3 Authority

              Purchaser has the corporate power and authority to enter into and perform this Agreement and the Merger Agreement and to effect the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement has been approved (or will be approved on or before the Closing Date) by all requisite corporate action on the part of Purchaser.

              10.4 Authority of HRC

              HRC will, prior to the Closing Date, have the corporate power and authority to enter into and perform the Merger Agreement and to effect the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement will be approved on or before the Closing Date by all requisite corporate action on the part of HRC.

              10.5 Financial Information

              The financial information relating to Purchaser heretofore provided to Sellers (i) consists of all of the financial information contained in the most recent (on December 31, 1994) TSI Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Purchaser's Call Report (except to the extent particular financial information contained therein was materially derived from information provided by Sellers or their Affiliates); (ii) is accurate in all material respects as of the respective dates thereof; and (iii) did not, as of such dates, contain any untrue statements of a material fact.

              10.6 Legal Proceedings

              There are no actions, suits or proceedings, including but not limited to regulatory proceedings or inquiries, which are pending, or to the knowledge of Purchaser threatened, against Purchaser or HRC other than as set forth on Exhibit 17. Exhibit 17 shall be delivered by Purchaser within ten days of the date hereof and may be amended or supplemented by Purchaser from time to time prior to the Closing, subject to review and approval by Sellers at Closing.

              10.7 Governmental Notices; No Regulatory Approvals

              Neither Purchaser nor HRC has received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

              10.8 Finders or Brokers

          Neither Purchaser nor HRC has agreed to pay any fee or commission to any agent, broker, finder or other person for or on account of services rendered as a broker or finder in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.

              10.9 Compliance with Law and Other Instruments

              The execution, delivery and performance of this Agreement by Purchaser will not violate Purchaser's charter or by-laws or any material contract or other agreement to which it is a party or by which it is bound in any manner which would have a material adverse effect on the transactions contemplated by this Agreement.

              10.10 Compliance with Law and Other
    Instruments--HRC

              The execution, delivery and performance of the Merger Agreement by HRC will not violate HRC's charter or by-laws or any material contract or other agreement to which it is a party or by which it is bound in any manner which would have a material adverse effect on the transactions contemplated by the Merger Agreement.

              10.11 Binding Obligations

              Assuming that this Agreement and the Merger
    Agreement each has been duly authorized, executed and delivered by, and constitutes an enforceable obligation of each of the other parties thereto, this Agreement and the Merger Agreement each constitutes a legal, valid and binding obligation of Purchaser and HRC enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws or judicial decisions affecting the enforcement of creditors' rights generally and the rights of creditors of federally-insured banks and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

              10.12 Operation of Business

              Since October 17, 1994, Purchaser has not (i) effected any material or significant change in the accounting practices, procedures or methods employed in connection with its business; or (ii) entered into any transaction or made any commitment or agreement other than in the ordinary course of such business and on commercially reasonable terms. Since October 17, 1994, there has not occurred any material adverse change (financial or otherwise) in the condition, business or assets of Purchaser.

              10.13 Security Interest

              Assuming the filing of appropriate UCC-1 financing statements, the accuracy or the certifications and listings related to such financing statements delivered at Closing pursuant to the Security Agreement, and assuming the truth of the representations and the warranties set forth in Sections
    8.9 and 9.9, on the Closing Date, Tandy will have a first priority perfected security interest in the Account Balances in the Accounts identified in Exhibit 1 to the Security Agreement. Assuming the proper filing of the UCC-1 financing statements and the continued truth of the representations and warranties set forth in Sections 8.9 and 9.9, on the date of the addition of any Account Balances and the addition of any Accounts to the Accounts identified in Exhibit 1 to the Security Agreement, TCC will have a first priority perfected security interest in the Account Balances of the Accounts so added to Exhibit 1 to the Security Agreement.

              10.14 Tandy Securitization

              To the extent that such Certificates are not then held by the Purchaser, Purchaser will repurchase the Investor Certificates issued in connection with the Tandy Securitization as promptly as is reasonably practicable, and shall repurchase such Certificates, if not earlier, promptly after the optional repurchase thereunder is permitted pursuant to Section 4 of the Series A Supplement to the Pooling and Servicing Agreement for the Securitization Transaction.

         11.  Conditions Precedent to the Obligations of
    Purchaser

              The obligations of Purchaser to consummate the purchase provided for herein are subject to the fulfillment (except to the extent, if any, waived by Purchaser) of the following conditions at or prior to the Closing Date:

              11.1 Regulatory Approvals

              All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein and the Merchant Services Agreement, including without limitation the approval of the Federal Deposit Insurance Corporation and the South Dakota State Banking Commission, shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

              11.2 Absence of Litigation

              There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against either Seller, Purchaser, Tandy or HRC to prevent the consummation of the sale of the Credit Card Business by the Sellers to Purchaser pursuant hereto or the Merger pursuant to the Merger Agreement, and on the Closing Date there shall be no injunction, decree or similar legal restraint issued by a court or regulatory agency preventing the consummation of such sale or the Merger.

              11.3 Truth of Representations

              The representations and warranties of Sellers set forth in Sections 8 and 9 of this Agreement shall be true in all material respects as if made on the date hereof, the Closing Date, the Transfer Date, and the applicable
    Subsequent Transfer Date as applicable.

              11.4 No Change in Financial Condition

              The financial information underlying the Closing Statement to be submitted to Purchaser on the Closing Date, taken in the aggregate, will not differ materially from such financial information previously provided to Purchaser by the Sellers, except for changes in the ordinary course of business and changes contemplated by this Agreement.

          11.5 Performance of Covenants

              The covenants and agreements of Sellers set forth in this Agreement and to be performed on or before the Closing Date shall have been performed in all material respects.

              11.6 Merger Agreement

              Tandy, TCC Purchaser and HRC shall have entered into the Merger Agreement substantially in the form of
    Exhibit 18 hereto.

              11.7 Rating Agency Approval/Receipt of Consents and
    Opinions Under Tandy Securitization

              All consents and approvals (including, without limitation, letters confirming their respective ratings) required pursuant to the terms of the documentation for the Tandy Securitization to be received from the rating agencies then rating the TRC/Tandy Master Trust $350,000,000 8.25% Class A Asset Backed Certificates, Series A, shall have been received by Tandy and Purchaser.

              11.8 Divestiture of Non-Merger Assets

              TCC shall have divested itself of all assets other than the Merger Assets.

              11.9 Items to be Delivered by Sellers

              Sellers shall have delivered to Purchaser:

                   (a)  The following duly executed assignment
              documents:

                                   [None]

                   (b)  A favorable opinion or opinions of
              counsel to Sellers, dated the Closing Date, to the effect in the aggregate that:

                     (i)  Each of the Sellers and Tandy, as
                          appropriate, has duly and validly
                          authorized, executed and delivered this
                          Agreement, the Merger Agreement and the
                          conveyance documents (if any) referred
                          to in Section 11.10(a);

                    (ii)  TNB is a nationally chartered credit
                          card bank duly organized and existing
                          under the laws of the United States of
                          America and located in Tennessee, with
                          full corporate power to enter into and
                          perform its obligations under this
    Agreement;

                   (iii)  TNB is a limited purpose credit card
                          bank exempt from the definition of
                          "bank" under the Bank Holding Company
                          Act of 1956, pursuant to the exemption
                          set forth at 12 U.S.C.  1841(c)(2)(F);

                    (iv)  TCC is a duly organized and existing
                          Delaware corporation with full
                          corporate power to enter into and
                          perform its obligations under this
                          Agreement and the Merger Agreement;

                     (v)  Tandy is a duly organized and existing
                          Delaware corporation with full
                          corporate power to enter into and
                          perform its obligations under the Tandy
                          Assignment Agreement and Tandy Guaranty
                          (collectively, the "Tandy Agreements")
                          and the Merger Agreement.

                    (vi)  Neither the execution and delivery of
                          this Agreement or the Merger Agreement,
                          nor either Seller's performance
                          thereof, is restricted by or violates
                          (x) the charter or by-laws of such
                          Seller, (y) the documents executed and
                          delivered in connection with the Tandy
                          Securitization or (z) any contractual
                          or other obligation of such Seller of
                          which such counsel has knowledge after
                          reasonable investigation, in any manner
                          which would have a material adverse
                          effect on the transactions contemplated
                          by this Agreement;

                   (vii)  Neither the execution and delivery of
                          the Tandy Agreements or the Merger
                          Agreement nor Tandy's performance of
                          each is restricted by or violates (x)
                          the charter or by-laws of Tandy or (y)
                          in a manner which would have a material
                          adverse effect on the transactions
                          contemplated by the Tandy Agreements,
                          any contractual or other obligation of
                          Tandy of which such counsel has
                          knowledge after reasonable
                          investigation;

                  (viii) All consents and approvals required by law, this Agreement or the Merger Agreement to be obtained by either Seller at or prior to the Closing Date to authorize and, to the best of such counsel's knowledge, after due investigation, to consummate the transactions contemplated hereby have been obtained and are in full force and effect;

                    (ix)  All consents and approvals required by
                          law or the Tandy Agreements or the
                          Merger Agreement to be obtained by
                          Tandy at or prior to the Closing Date
                          to authorize and, to the best of such
                          counsel's knowledge, after due
                          investigation, to consummate the
                          transactions contemplated by the Tandy
                          Agreements have been obtained and are
                          in full force and effect;

                     (x)  Assuming that this Agreement and the
                          Merger Agreement each constitutes the
                          legal and binding obligation of
                          Purchaser and HRC, as appropriate, then
                          this Agreement and the Merger Agreement
                          each constitutes the legal and binding
                          obligation of each Seller enforceable
                          in accordance with its terms, except as
                          such enforceability may be limited by
                          bankruptcy, insolvency, reorganization,
                          moratorium, conservatorship,
                          receivership or other similar laws or
                          judicial decisions affecting the
                          enforcement of creditors' rights
                          generally and, with respect to TNB, the
                          rights of creditors of national banks
                          and by general principals of equity,
                          regardless of whether such
                          enforceability is considered in a
                          proceeding in equity or at law;

                    (xi)  The Tandy Agreements and the Merger
                          Agreement each constitutes the legal
                          and binding obligation of Tandy in
                          accordance with its terms except as
                          such enforceability may be limited by
                          bankruptcy, insolvency, reorganization,
                          moratorium, conservatorship,
                          receivership or other similar laws or
                          judicial decisions affecting the
                          enforcement of creditors' rights
                          generally and by general principals of
                          equity, regardless of whither such
                          enforceability is considered in a
                          proceeding in equity or at law;

                   (xii)  There are no proceedings or
                          investigations pending, or to the
                          knowledge of such counsel, threatened
                          to which either Seller or Tandy is or
                          would be a party (A) asserting the
                          invalidity or unenforceability of this
                          Agreement, the Tandy Agreements, or the
                          Merger Agreement, or (B) seeking to bar
                          the consummation of the transactions
                          contemplated under this Agreement, the
                          Tandy Agreements, or the Merger
                          Agreement; and

                  (xiii)  The fees and charges reserved in the
                          Cardholder Agreements with TNB
                          evidencing the Accounts are not in
                          excess of fees and charges permitted by
                          applicable Tennessee law and can be
                          validly imposed on Cardholders residing
                          outside of Tennessee under the
                          authority of Section 85 of the
                          National Bank Act.

                   (c) A certificate signed by a duly authorized officer of each Seller to the effect that (i) the warranties and representations of each Seller in this Agreement and the Merger Agreement are true in all material respects as of the Transfer Date and the Closing Date or, if any such warranties and representations are not then true, specify the deficiency in reasonable detail; and (ii) the covenants and agreements of such Seller to be performed hereunder and thereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail.

                   (d) Resolutions of the Board of Directors of each Seller, as appropriate, certified by its Secretary or an Assistant Secretary, authorizing the execution and delivery of this Agreement, the Tandy Assignment Agreement, the Merchant Services Agreement and the Merger Agreement, and with respect to Tandy, resolutions of its Board of Directors of the Executive Committee authorizing each Seller to execute and deliver this Agreement, the Tandy Assignment Agreement, the Merchant Services Agreement and the Merger Agreement, as appropriate, and the consummations of the transactions contemplated hereby and thereby.

                   (e)  Resolutions of the shareholder of TCC,
              authorizing the execution and delivery of the Merger Agreement, and the consummation of the transactions contemplated hereby.

                   (f)  The Closing Statement.

                   (g)  Duly executed Uniform Commercial Code
              financing statements, in proper form for filing under the Uniform Commercial Code of the States of Tennessee and Texas, by Purchaser, as Purchaser, and Sellers, as Sellers, reflecting the sale of the Accounts hereunder.

                   (h)  A duly executed Tandy Guaranty,
              substantially in the form of Exhibit 6.

                   (i)  A duly executed Tandy Assignment
              Agreement, substantially in the form of Exhibit 19.

                   (j)  A duly executed Merger Agreement,
              substantially in the form of Exhibit 18.

                   (k)  Evidence satisfactory to counsel to
              Purchaser that all assets other than the Merger
              Assets have been divested by TCC.

                   (l) A duly executed certificate of merger as required under Section 2.2 of the Merger Agreement.

                   (m) A cross-receipt acknowledging receipt of the items described in Section 11.9.

                   (n)  A duly executed Security Agreement.

                   (o) A duly executed Tax Sharing Agreement, in the form and substance satisfactory to all of parties hereto.

                   (p)  Duly executed Assumption Agreements.

              11.10 Merchant Services Agreement

              Tandy shall have entered into Merchant Services
    Agreements with Purchaser in form and substance satisfactory to Purchaser.

              11.11 Miscellaneous

              Tandy shall deliver a certificate evidencing
    Tandy's agreement to file a quarterly report on form 10-Q or such other filings as may be required to be filed under applicable securities laws with regard to TCC for 1995.

              11.12 Books and Records
          Except as otherwise permitted by Section 2.5, TCC and TRC shall deliver to Purchaser at Closing all corporate books and records maintained by and available to TRC that are reasonably necessary to the operations and maintenance of their respective businesses; other records will be delivered by TCC and TRC to Purchaser after Closing upon request.

              11.13 Sale of Class B Certificates

              Each Seller agrees to use all reasonable efforts within its control to assist in the proposed sale of the Class 8 certificates under the Tandy Securitization to SPS
    Newco or an affiliate.

         12.  Conditions Precedent to the Obligations of Sellers

              The obligation of each Seller to consummate the sale provided for herein is subject to the fulfillment
    (except to the extent, if any, waived by such Seller) of the following conditions at or prior to the Closing Date:

              12.1 Regulatory Approvals

              All required licenses, approvals, consents and notifications of any relevant state and federal regulatory agencies in respect of the transactions provided for herein, in the Merger Agreement, and in the Merchant Services Agreement, including without limitation the approval of the Federal Deposit Insurance Corporation and the South Dakota State Banking Commission, shall have been obtained or made and all necessary conditions, including all legally required waiting, notice or protest periods, of such licenses, approvals, consents and notifications shall have been fully satisfied.

              12.2 Absence of Litigation

              There shall not be pending on the Closing Date any action or proceeding instituted by any person, entity or governmental authority against either Seller, Purchaser, Tandy or HRC to prevent the consummation of the sale of the Credit Card Business by the Sellers to Purchaser pursuant hereto or the Merger pursuant to the Merger Agreement, and on the Closing Date there shall be no injunction, decree or similar legal restraint issued by a court or regulatory agency preventing the consummation of such sale or the Merger.

              12.3 Truth of Representations

              The representations and warranties of Purchaser set forth in Section 10 of this Agreement shall be true in all material respects.

              12.4 No Change in Financial Condition

              As of the Closing Date, the financial condition of Purchaser shall not differ materially from the financial condition of Purchaser as represented in the most recent (on December 31, 1994) TSI Annual Report on Form 10-K and Quarterly Report on Form 10-Q previously provided to Sellers, except for changes in the ordinary course of business and changes contemplated by this Agreement.

              12.5 Performance of Covenants

              The covenants and agreements of Purchaser set forth in this Agreement and the Merger Agreement and to be performed on or before the Closing Date shall have been performed in all material respects.

              12.6 Merger Agreement

              Tandy, TCC, Purchaser and HRC shall have entered into the Merger Agreement.

              12.7 Rating Agency Approval/Receipt of Consents and
    Opinions Under Tandy Securitization

              All consents and approvals (including, without limitation, letters confirming their respective ratings) required pursuant to the terms of the documentation for the Tandy Securitization to be received from the rating agencies then rating the TRC/Tandy Master Trust $350,000,000 8.25% Class A Asset Backed Certificates, Series A, shall have been received by Tandy and Purchaser.

              12.8 Items to be Delivered by Purchaser

              Purchaser shall have delivered to Sellers:

               (a) A payment to each Seller in the aggregate amount provided in Section 3.3.

                   (b)  A favorable opinion of counsel to
              Purchaser, dated the Closing Date, to the effect that:

                   (i)  Purchaser and HRC, as appropriate, each
                        has duly and validly authorized, executed and delivered this Agreement and the Merger Agreement;

                  (ii) Purchaser is a banking corporation duly organized and existing under the laws of South Dakota with full corporate power to enter into and perform this Agreement;

                 (iii)  HRC is a Delaware corporation duly
                        organized and existing under the laws of Delaware with full corporate power to enter into and perform the Merger
                        Agreement;

                  (iv)  TSI has duly and validly authorized,
                        executed and delivered the TSI Guaranty;

                   (v)  TSI is a Delaware corporation duly
                        organized and existing under the laws of Delaware with full corporate power to enter into and perform its obligation under the TSI Guaranty;

                  (vi) Neither the execution and delivery of the TSI Guaranty nor TSI's performance thereof is restricted by or violates (x) the charter or by-laws of TSI or (y) in any manner which would have a material adverse effect on the transactions contemplated by the TSI Guaranty, any contractual or other obligations of TSI of which such counsel has knowledge after reasonable investigation;

                 (vii)  SPS has duly and validly authorized,
                        executed and delivered the SPS Guaranty;

                (viii)  SPS is a Delaware corporation duly
                        organized and existing under the laws of Delaware with full corporate power to enter into and perform its obligations under the SPS Guaranty;

                  (ix) Neither the execution and delivery of the SPS Guaranty nor SPS's performance thereof is restricted by or violates (x) the charter or by-laws of SPS or (y) in any manner which would have a material adverse effect on the transactions contemplated by the SPS Guaranty, any contractual or other obligations of SPS of which such counsel has knowledge after reasonable investigation;

                   (x)  Neither the execution and delivery of
                        this Agreement or the Merger Agreement,
                        as appropriate, nor Purchaser's or HRC's performance of either is restricted by or violates (x) the charter or by-laws of Purchaser or HRC or (y) in any manner which would have a material adverse effect on the transactions contemplated by this Agreement or the Merger Agreement, any contractual or other obligation of Purchaser or HRC of which such counsel has knowledge after reasonable investigation;

                  (xi)  All consents and approvals required by
                        law, this Agreement or the Merger
                        Agreement to be obtained by Purchaser,
                        TSI, SPS or HRC at or prior to the
                        Closing Date to authorize, and to the
                        best of such counsel's knowledge after
                        reasonable investigation, to consummate
                        the transactions contemplated hereby or
                        thereby have been obtained and are in
                        full force and effect;

                 (xii)  Assuming that this Agreement and the
                        Merger Agreement each constitutes the
                        legal and binding obligation of each
                        Seller, as appropriate, then this
                        Agreement constitutes the legal and
                        binding obligations of Purchaser and HRC enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws or judicial decisions affecting creditors' rights generally and the rights of federally-insured banks and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                (xiii)  There are no proceedings or
                        investigations pending, or to the
                        knowledge of such counsel, threatened, to which Purchaser, TSI, SPS or HRC is or would be a party: (A) asserting the invalidity or unenforceability of this Agreement, the TSI Guaranty, the SPS Guaranty or the Merger Agreement; or (B) seeking to bar the consummation of the transactions contemplated under this Agreement, the TSI Guaranty, the SPS Guaranty or the Merger Agreement;

                 (xiv)  Each of the TSI Guaranty and the SPS
                        Guaranty constitutes the legal and
                        binding obligation of TSI or SPS,
                        respectively, enforceable in accordance
                        with its terms, except as such
                        enforceability may be limited by
                        bankruptcy, insolvency, reorganization,
                        moratorium, conservatorship, receivership or other similar laws or judicial decisions affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at laws; and

                  (xv)  There are no proceedings or
                        investigations pending, or to the
                        knowledge of such counsel, threatened, to which TSI or SPS is or would be a party
                        (A) asserting the invalidity or
                        unenforceability of the TSI Guaranty or
                        the SPS Guaranty; or (B) seeking to bar
                        the consummation of the transactions
                        contemplated thereunder.

                   (c) A certificate signed by a duly authorized officer of Purchaser to the effect that (i) the warranties and representations of Purchaser in this Agreement are true as of the Closing Date or, if any such warranties and representations are not then true, specifying the deficiency in reasonable detail; and (ii) the covenants and agreements of Purchaser to be performed hereunder on or before the Closing Date have been performed in all material respects, or, if any such covenants have not been so performed, specifying the deficiency in reasonable detail.

                   (d) Resolutions of the Board of Directors of Purchaser and HRC, certified by their Vice President, Secretary or an Assistant Secretary, authorizing the execution and delivery of this Agreement, the Merger Agreement and the Merchant Services Agreement, with respect to TSI, the TSI Guaranty, and the consummation of the transactions contemplated hereby and thereby.

                   (e)  Resolutions of the shareholder of HRC,
              authorizing the execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

                   (f)  A duly executed Uniform Commercial Code
              financing statement by Tandy (as defined in the Merger Agreement), as Secured Party, against SPS Newco, as Borrower, in proper form under the Uniform Commercial Code of the State of Illinois to properly perfect the security interest granted under the Security Agreement.

                   (g)  A duly executed SPS Guaranty and TSI
              Guaranty, substantially in the form of Exhibits 5 and 8, respectively.

                   (h)  A duly executed Merger Agreement,
              substantially in the form of Exhibit 18.

                   (i)  A duly executed Security Agreement.

                   (j)  A duly executed SPS Newco Assignment
              Agreement and a duly executed Hurley Bank
              Receivables Purchase Agreement, each in form and substance satisfactory to Sellers and Purchaser.

                   (k)  Duly executed Assumption Agreements.

                   (l) A duly executed certificate of merger as required under Section 2.2 of the Merger Agreement.

                   (m) A duly executed Tax Sharing Agreement, in form and substance satisfactory to all of the parties hereto.

         13.  Survival of Representations and Warranties

              Notwithstanding any investigation made by or on behalf of either party at any time, the warranties, representations and indemnities set forth in Sections 7, 8, 9 and 10 of this Agreement shall survive the Closing Date and be deemed to have been relied upon in connection with the consummation of the transactions described herein by the party or parties to whom they were made, even if such relying party knew of any breach of such warranties or representations unless such relying party failed to disclose such knowledge to all other parties prior to the Closing.

         14.  Termination of Agreement

              This Agreement and the sale herein provided for may be terminated at any time prior to the Closing Date and shall be of no further force or effect upon the occurrence of the following:
                   (i)  The expiration of thirty (30) days from
                        the date one party shall have given
                        notice to the other party (the
                        "Defaulting Party") of a breach or
                        default by the Defaulting Party in the
                        performance of any covenant, agreement,
                        representation or warranty hereunder or
                        under the Merger Agreement; provided,
                        however, that no such termination shall
                        be effective if, within such thirty (30) day period, the Defaulting Party shall have substantially corrected and cured the grounds for termination as set forth in such notice of termination; and further provided that no party can terminate under this clause 14(i) if such party is in default of any of its material obligations under this Agreement or under the Merger Agreement;

                  (ii) There shall have been a material adverse change (financial or otherwise) in the condition, business or assets of Sellers or Purchaser, or the Credit Card Business since December 31, 1994;

                 (iii) Any party hereto (as applicable in this clause (iii), the "Bankrupt Party") becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or the Bankrupt Party applies for, consents to, or acquiesces in the appointment of, a trustee, conservator, receiver or other custodian for the Bankrupt Party or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, conservator, receiver or other custodian is appointed for the Bankrupt Party or for a substantial part of its property and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Bankrupt Party, and if such case or proceeding is not commenced by the Bankrupt Party, it is consented to or acquiesced in by the Bankrupt Party or remains for ninety (90) days undismissed; or the Bankrupt Party takes any corporate action to authorize, or in furtherance of, any of the foregoing; or

                  (iv)  Upon mutual agreement of the parties
                        hereto.

              A notification of termination from the electing party shall be required in the event of a termination of this Agreement under clauses (i), (ii) or (v) above; in the case of a termination under clause (iii) above, no such notification shall be required and such termination shall be automatic upon the occurrence of the event(s) described therein. No termination of this Agreement shall release, or be construed as releasing, either party hereto from any liability or damage to the other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, such party's breach or default of any of its representations, warranties, covenants, agreements, duties or obligations arising hereunder.

         15.  Settlement

              15.1 Settlement of Disputed Amounts

              In the event that the parties hereto disagree as to any monetary item or amount (or computation or determination in accordance with the terms of this Agreement of any monetary item or amount), other than the initial calculation of the Purchase Price and the Deferred Amount (provided that no party shall hereby be deemed to waive any other rights and remedies it may have hereunder or under applicable law with respect to the same), then any payment at the time required to be made under this Agreement shall be made on the basis of such items or amounts as to which the parties do not disagree. Any party hereto shall thereupon be entitled to request Coopers and Lybrand at a mutually agreeable office location (or, if said firm shall be unwilling to act hereunder, such other firm of nationally recognized independent accountants as the parties hereto may jointly designate which does not have a material relationship with either any party hereto) (either Coopers and Lybrand or such jointly designated alternative to be referred to in this
    Section 16 as the "Firm") to determine, in accordance with the provisions of this Agreement, such disputed item or amount (or the computation or determination thereof). Any such request shall be in writing and shall specify with particularity the disputed items, amounts or computations being submitted for determination, and the requesting party shall furnish the other parties hereto with a copy of such request at the same time it is submitted to the Firm. The Firm shall as promptly as practicable determine, in accordance with the provisions of this Agreement, the proper amount of any disputed item or other amount, or the computation thereof, and such determination shall be final, conclusive and binding on all parties hereto. Before submitting the final determination of any such dispute to the parties, the Firm shall submit one draft of such determination to all parties substantially simultaneously. Any party may submit to the Firm such additional information related to this draft determination as it wishes, provided such additional information is provided within seven (7) Business Days of delivery of the draft determination. The Firm, in its sole discretion, may but is not required to revise its draft determination in light of such additional information. The determination will be submitted to the parties in draft only one time before issuance of the final determination, which shall be conclusive and binding on all parties hereto. In acting pursuant to this Agreement, the Firm shall be entitled to the privileges and immunities of arbitrators. Each party hereto shall cooperate fully in assisting the Firm in making any determination requested hereunder, including giving the Firm full access to all files, books and records relevant thereto and providing such other information as the Firm may reasonably request in connection with the determination to be made by it hereunder. The fees and disbursements in connection with the Firm's determination shall be borne equally by the parties hereto unless the determination is adverse to a party in an amount in excess of $25,000, in which case such party shall bear and be responsible for the full amount of fees and disbursements of the Firm. In the event that a determination by the Firm pursuant to this Section 15.1 requires any previously suspended payment to be made by any party, such payment shall be made promptly (and in any event within 10 days) after receipt by such party from the Firm of written notice of such determination. The Firm shall promptly and substantially simultaneously notify Purchaser and Sellers in writing of any determination by it hereunder.

              15.2 Interest

              Any amount payable by any party to another party pursuant to Section 15.1 shall bear interest from the date such amount would originally have been required to be paid hereunder had no dispute over such amount existing to the date of payment at the rate of six percent (6%) per annum during the period from and including the date due to the date paid.

              15.3 Records and Financial Information

              Each party having control of relevant records and financial information used in connection with any adjustment provided for in this Section 15 shall certify the accuracy of such records and financial information if so requested by another party.

         16.  Default

              Following the occurrence of a breach by any party of any representation, warranty, agreement or covenant hereunder, except for any failure to make a payment of the Deferred Amount when due hereunder, any party to whom the representation or warranty was made, or with whom the agreement or covenant was made, may give written notice to the party in breach identifying such breach, and the breaching party shall have thirty (30) days following receipt of such notice in which to cure such breach. If the breach is not cured within such time, the party giving notice of the breach may recover its damages as provided in this Agreement or otherwise. If Purchaser fails to make a payment of the Deferred Amount when due hereunder, or SPS Newco fails to maintain the required level of security for the Deferred Amount under the Security Agreement, either Seller or their permitted assignees may give written notice to Purchaser of such failure and Purchaser shall have fifteen (15) days following the receipt of such notice in which to cure such breach. A failure by Purchaser to cure any breach within the applicable time period specified in the preceding sentence shall entitle Sellers or their successors or permitted assigns to recover their damages as provided in this Agreement or otherwise and to accelerate and declare immediately due and payable all of the unpaid Deferred Amount and accrued interest thereon and to foreclose under any and all security interests securing payment of the Deferred Amount and accrued interest thereon.

         17.  Miscellaneous

              17.1 Expenses

              Except as is otherwise specifically provided in this Agreement, each party shall pay its own costs and expenses in connection with this Agreement, and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys' fees, accounting fees and other expenses.

              17.2 Notices

              All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when received in person or by postage prepaid United States certified or registered mail, with return receipt requested, or otherwise actually received by facsimile transmission or by nationally recognized private courier service with receipt acknowledged in both instances, and addressed as follows:

              (i)  If to TNB, to:
                   Tandy National Bank
                   1800 One Tandy Center
                   Fort Worth, Texas 76102
                   Attention: Ronald L. Parrish, President

                   with copies to:

                   Tandy Corporation
                   1800 One Tandy Center
                   Fort Worth, Texas 76102
                   Attention: General Counsel

             (ii)  If to TCC, to:
                   Tandy Credit Corporation
                   1800 One Tandy Center
                   Fort Worth, Texas 76102
                   Attention: Ronald L. Parrish, Vice President

                   with copies to:

                   Tandy Corporation
                   1800 One Tandy Center
                   Fort Worth, Texas 76102
                   Attention: General Counsel

            (iii)  If to Purchaser, to:
                   Hurley State Bank
                   811 East 10th Street
                   Sioux Falls, South Dakota 57103
                   Attention: Senior Vice President

                   with copies to:

                   SPS Payment Systems, Inc.
                   2500 Lake Cook Road
                   Riverwoods, Illinois 60015
                   Attention: President

              Notwithstanding the foregoing, if any Person to whom a properly addressed and prepaid (with return address shown) notice is sent by United States certified or registered mail as stated above, declines delivery thereof, such notice shall be deemed received on the third (3rd) Business Day following the date the same was deposited in the United States mail. The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this
    Section 17.2.

              17.3 Successors and Assigns

              All terms and provisions of this Agreement
    (including, but not limited to, independent provisions) shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns, including, without limitation, under the Tandy Assignment Agreement; provided, however, that this Agreement and any right, privilege, duty and obligation of the parties hereto may not be assigned or delegated by any party without the written consent of the other parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, however, in the event of (i) a merger of any party hereto with or into another party to this Agreement, or (ii) the sale of all the stock of any party hereto to another party to this Agreement or to such party's guarantor, or (iii) the dissolution or liquidation of a party to this Agreement (such party to be merged, dissolved or liquidated or whose stock is to be sold being the "Affected Party"), the Affected Party, without consent, may assign and delegate its rights, privileges, duties and obligations under this Agreement to the corporation guaranteeing its performance hereunder or to a corporation owning 75% or more of its stock prior to the event. Notwithstanding the foregoing, the parties hereto hereby agree that Purchaser may assign its interest in certain Account Balances purchased hereunder to SPS Newco, and SPS Newco shall assume all payment and performance obligations of Purchaser with respect to the Deferred Amount, pursuant to the SPS Newco Assignment Agreement, Assumption and Release Agreement and the Hurley Bank Receivables Purchase Agreement.

              17.4 Counterparts

              This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

              17.5 Governing Law

              The laws of the State of Delaware applicable to contracts executed and wholly performed therein shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

              17.6 Captions

              The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

              17.7 Entire Agreement

              The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement and the other written agreements specifically referred to herein embody the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. Except as provided herein, this Agreement is not conditioned on the signing or execution of any other, future agreement. This instrument and the agreements contained herein may be amended or modified only by a written instrument signed by both parties or their duly authorized agents. Upon execution of this Agreement, the letter of intent dated December 30, 1994, by and among Tandy, TNB, TCC, Purchaser, SPS Newco and TSI, is deemed released and null and void.

              17.8 No Waiver of Rights

              No party, by virtue of this Agreement, waives any rights it may have to recover damages or to seek other relief against any Person, including any party to this Agreement, arising out of acts or omissions of such Person. No such waiver is intended and none shall be deemed or implied.

              17.9 No Consequential Damages

              Neither Purchaser and its guarantors nor Sellers and their guarantor shall be liable one to the other for any indirect, incidental, or consequential damages as a result of any breach of any covenant, warranty, representation or obligation under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                   TANDY NATIONAL BANK


                                   By: \s\ Ronald L. Parrish
                                   Name: Ronald L. Parrish
                                   Title: President and Chief
                                          Executive Officer

                                   TANDY CREDIT CORPORATION

                                   By: \s\ Ronald L. Parrish
                                   Name: Ronald L. Parrish
                                   Title: Vice President


                                   HURLEY STATE BANK


                                   By: \s\ R. Wieseneck
                                   Name: Robert L. Wieseneck
                                   Title: President